SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Cincinnati Bell Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CINCINNATI BELL INC.

221 East Fourth Street

Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders of Cincinnati Bell Inc. (the “Company”) will be held on Thursday, May 3, 2007, at 11:00 a.m., Eastern Daylight Savings Time, at the METS Center, 3861 Olympic Boulevard, Erlanger, Kentucky, for the following purposes:

1.	To elect three Class II directors to serve three-year terms ending in 2010;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year 2007;

3.	To approve the Cincinnati Bell Inc. 2007 Long Term Incentive Plan;

4.	To approve the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors; and

5.	To consider any other matters that may properly come before the meeting.

The Board of Directors has established the close of business on March 5, 2007 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters to be presented at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE ENCLOSED MATERIAL AND VOTE YOUR SHARES. YOU CAN VOTE VIA THE INTERNET, BY TELEPHONE, OR BY MAILING YOUR COMPLETED AND SIGNED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE THE SHAREHOLDER OF RECORD FOR YOUR SHARES, YOU CAN ALSO VOTE AT THE ANNUAL MEETING.

Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Voting via the Internet or by telephone will help reduce proxy costs even further.

We have enclosed the Proxy Statement with this notice of the Annual Meeting.

By Order of the Board of Directors

Christopher J. Wilson

General Counsel and Secretary

March 14, 2007

CINCINNATI BELL INC.

221 East Fourth Street

Cincinnati, Ohio 45202

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on Thursday, May 3, 2007

This Proxy Statement and the accompanying proxy card or voting instruction card are furnished to the shareholders of Cincinnati Bell Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the 2007 Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, May 3, 2007, at 11:00 a.m., Eastern Daylight Savings Time, at the METS Center, 3861 Olympic Boulevard, Erlanger, Kentucky. The combined Notice of Annual Meeting of Shareholders, Proxy Statement and the accompanying proxy card or voting instruction card, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s Summary Annual Report 2006 is first being mailed to the shareholders on or about March 23, 2007.

The Company’s Board of Directors has established the close of business on March 5, 2007 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote on matters to be presented at the Annual Meeting.

The agenda for the Annual Meeting is as follows:

1.	To elect three Class II directors to serve three-year terms ending in 2010;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year 2007;

3.	To approve the Cincinnati Bell Inc. 2007 Long Term Incentive Plan;

4.	To approve the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors; and

5.	To consider any other matters that may properly come before the meeting.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Cincinnati Bell Inc. is a full-service local provider of data and voice communications services and equipment and a regional provider of wireless and long distance communications services. The Company provides telecommunications services on its owned local and wireless networks with a well-regarded brand name and reputation for service.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these proxy materials?

A: The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on May 3, 2007. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this Proxy Statement.

Q: What information is contained in the package of materials that I received?

A: This combined Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2006, which includes our 2006 consolidated financial statements, and Summary Annual Report 2006 includes information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers, and certain other information required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the rules and listing standards of the New York Stock Exchange (the “NYSE”). Also enclosed is a proxy card or voting instruction card for your use in voting.

Q: What proposals will be voted on at the meeting?

A: There are currently four proposals scheduled to be voted on at the meeting: the election of three Class II directors to serve three-year terms ending in 2010; the ratification of the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche LLP”) as the independent registered public accounting firm (“Independent Accountants”) to audit the financial statements of the Company for the year 2007; the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan; and the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.

Q: What is the Board of Directors’ voting recommendation?

A: The Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Deloitte & Touche LLP as Independent Accountants to audit the financial statements of the Company for the year 2007, “FOR” the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, and “FOR” the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.

Q: What shares can I vote?

A: You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own as of the close of business on the Record Date. These shares include: (i) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan; (ii) shares held by a Company employee or director plan that have been credited to your account under such plans; and (iii) shares held for you as the beneficial owner through a broker or other nominee.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares, and Cincinnati Bell is sending these proxy materials directly to you. As a shareholder of record, you may grant your voting proxy directly to Cincinnati Bell to vote your shares or you may vote your shares in person at the meeting. Cincinnati Bell has enclosed a proxy card for your use in voting by proxy.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee (including a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a beneficial owner, your broker or nominee has forwarded these proxy materials to you. As the beneficial owner, you may direct your broker or nominee to vote. Your broker or nominee has provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q: How can I vote my shares at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, please bring the enclosed proxy card and proof of identification. Shares you hold beneficially, in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares at the Annual Meeting.

Q: How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name or credited to your account under a Company employee or director plan, you may direct your vote without attending the meeting. For shares held directly as the shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. For shares credited to your account under a Company employee or director plan managed by Fidelity Management Trust Company (“Fidelity”), you may vote by providing voting instructions to Fidelity as described on page 4. You may also vote via the Internet or by telephone. Please refer to the summary instructions below and those included on your proxy card or voting instruction card.

Via the Internet — If you have Internet access, you may submit your vote from any location by following the “Vote by Internet” instructions on your proxy card or voting instruction card.

By telephone — If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions on the proxy card or voting instruction card.

By mail — You may vote by mail by completing and signing your proxy card or voting instruction card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.

Q: Can I change my vote?

A: Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares you hold as the shareholder of record, you may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (ii) notifying the Company’s Secretary in writing that you want to revoke your earlier proxy; or (iii) attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that in order to revoke your previously granted proxy at the Annual Meeting, you must specifically request the revocation of your previous proxy. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee. For shares which are credited to your account under a Company employee or director plan, you may change your vote by providing new voting instructions to Fidelity.

Q: How do I vote for the proposals?

A: For the election of directors, you may vote “FOR” all of the nominees, or you may withhold your vote with respect to one or more of the nominees. For the ratification of the appointment of Deloitte & Touche LLP as

Independent Accountants to audit the financial statements of the Company for the year 2007, you may vote “FOR” the proposal, you may vote against the proposal or you may abstain from voting with respect to the proposal. For the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, you may vote “FOR” the proposal, you may vote against the proposal or you may abstain from voting with respect to the proposal. For the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, you may vote “FOR” the proposal, you may vote against the proposal or you may abstain from voting with respect to the proposal. To do so, you must follow the instructions on your proxy card or voting instruction card or, if voting via the Internet or by phone, by following the instructions when prompted. If you sign your proxy card or broker voting instruction card and do not provide instructions concerning your vote, your shares will be voted in accordance with the recommendation of the Board, as described in “What is the Board of Directors’ voting recommendation?” on page 2. If you have shares credited to your account under a Company employee or director plan managed by Fidelity, follow the instructions below.

Q: If I own shares through a Company employee or director plan managed by Fidelity, how will my shares be voted?

A: If you are a participant in the Cincinnati Bell Inc. Executive Deferred Compensation Plan, Cincinnati Bell Inc. Retirement Savings Plan, Cincinnati Bell Inc. Savings and Security Plan, or Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors, you have the right to direct Fidelity to vote any Company shares credited to your account. For director nominations, you should follow the instructions on your proxy card. If no direction is made, or, if you vote by mail and your proxy card is not signed or has not been received by close of business on May 2, 2007, the shares credited to your account will not be voted.

Q: What is the voting requirement to approve the proposals?

A: In the election of directors, the three persons receiving the highest number of “FOR” votes will be elected. For the ratification of the appointment of Deloitte & Touche LLP as Independent Accountants to audit the financial statements of the Company for the year 2007, if the proposal receives a majority of “FOR” votes, the proposal will pass. For the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, if the proposal receives a majority of “FOR” votes, the proposal will pass. For the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, if the proposal receives a majority of “FOR” votes, the proposal will pass. With the exception of the election of directors, abstentions will count as votes against the proposal. If you are a beneficial owner and do not respond to your broker’s or nominee’s request (or in the case of shares credited to your account under a Company employee or director plan, at Fidelity’s request) for voting instructions or do not sign your voting instruction card, your shares will constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” on page 5. In tabulating the voting result, broker non-votes are not considered entitled to vote. There are no cumulative voting rights for either the common shares or 6 3/4% Cumulative Convertible Preferred Shares.

Q: What does it mean if I receive more than one proxy card or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: Where can I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the first quarter of fiscal year 2007.

Q: What happens if additional proposals are presented at the meeting?

A: Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Alex Shumate, David B. Sharrock and Daniel J. Meyer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: What classes of shares are entitled to be voted?

A: Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6 3/4% Cumulative Convertible Preferred Share you own of record on the Record Date, or to provide instructions on how to vote such shares in which you have a beneficial interest. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this Proxy Statement. On the Record Date, we had 247,620,311 common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares issued and outstanding.

Q: What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding and entitled to vote at such meeting. However, even if a quorum is present, if any particular action requires other than a simple majority of the quorum under either the law, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

Q: Who will count the votes?

A: A representative of Computershare Investor Services, LLC, the Company’s transfer agent and registrar, will tabulate the votes and act as the inspector of election.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to Cincinnati Bell’s management.

Q: Who will bear the cost of soliciting votes for the meeting?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We hired Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Inc. a fee of $10,000 plus expenses for these services. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: What percentage of the Company’s issued and outstanding voting shares do our directors and executive officers beneficially own?

A: Our directors and executive officers owned approximately 3.7% of our voting shares as of the Record Date.

Q: Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company’s voting stock?

A: As of the Record Date, Barclay Global Investors, N.A. is the only entity that indicated it held more than 5% of the issued and outstanding common shares of the Company. See page 34 for more details on number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.

Q: What is householding?

A: Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications, such as this Proxy Statement, to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications at your mailing address but would like to receive separate copies, please see the instructions on page 65. If you and other shareholders at the same mailing address are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 65.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

General Information and Corporate Governance

The Company’s Regulations provide that the Board shall consist of not less than nine nor more than 17 persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. The Board has determined that the Board shall consist of 10 members. With the resignation of Carl Redfield in November 2006, the Board currently has nine members and one vacancy. Mr. Redfield’s position as a Class I director will remain vacant as the Company conducts its search to fill his vacancy. Any vacancy may be filled by the Board in accordance with law and the Company’s Regulations for the remainder of the full term of the vacant directorship. The Board may fill this vacancy at any time.

Our Board currently has the following four committees: (i) Audit and Finance Committee, (ii) Compensation Committee, (iii) Governance and Nominating Committee, and (iv) Executive Committee. The members and function of each committee are described below. During fiscal year 2006, the Board held 12 meetings, and no director attended less than 75% of all Board and applicable committee meetings during the period in which he or she served as a director.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. All of the directors attended the 2006 Annual Meeting of Shareholders, except for Mr. Byrnes.

For information on how to obtain a copy of the Company’s Corporate Governance Guidelines, please see page 65.

Evaluation of Director Independence

In accordance with the rules and listing standards of the NYSE and the Company’s Corporate Governance Guidelines (see page 65 for information on how to obtain a copy), the Board affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, the Board evaluated whether any director has any material relationship with the Company, either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company that might cause a conflict of interest in the performance of a director’s duties.

In particular, the Board considered the fact that the Company has been a party to transactions in the ordinary course of business with Cisco Systems, Inc. and The Procter & Gamble Company. A member of the Board in 2006 served in an executive capacity at each of those companies: Mr. Carl Redfield at Cisco Systems, Inc. and Mr. Bruce Byrnes at The Procter & Gamble Company. The Board believes that these transactions were entered into in the ordinary course of business under competitive marketplace conditions and on terms that were reasonable and in the best interests of the Company. The Board further believes that the transactions accounted for less than 2% of the annual gross revenues of Cisco Systems, Inc. and The Procter & Gamble Company, respectively. The Board has determined that neither Mr. Byrnes nor Mr. Redfield received any direct or indirect material benefit from such transactions.

Based on these standards, the Board determined that each of the following persons who served as a non-employee director in 2006 is independent and either has no relationship or only an immaterial relationship (e.g, Messrs. Byrnes and Redfield) with the Company, except as a director and stockholder:

• Bruce L. Byrnes	• Phillip R. Cox	• Robert W. Mahoney
• Daniel J. Meyer	• Michael G. Morris	• Carl Redfield
• David B. Sharrock	• Alex Shumate	• John M. Zrno

In addition, based on these standards, the Board determined that John F. Cassidy is not independent because he is the President and Chief Executive Officer of the Company.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Cox presides at the meeting of the non-management directors.

Committees of the Board

The following table sets forth the membership of the committees of the Board for 2006:

Name of Director	Audit and Finance	Compensation	Governance and Nominating	Executive
Non-Employee Directors (a)
Bruce L. Byrnes		*	* (Chair)	*
Phillip R. Cox	*	*	*	* (Chair)
Robert W. Mahoney	*		*
Daniel J. Meyer	* (Chair)	*		*
Michael G. Morris		* (Chair)	*	*
David B. Sharrock		*
Alex Shumate			*
John M. Zrno	*		*
Employee Director
John F. Cassidy				*
Former Director (a)
Carl Redfield	* (b)		* (b)

(a)	All Non-Employee Directors and Mr. Redfield were determined by the Board to be independent directors.
(b)	Mr. Redfield served on the designated committees until his resignation in November 2006.

Audit and Finance Committee:  The Audit and Finance Committee consists of four persons, none of whom is an officer of the Company. Prior to his resignation in November 2006, Mr. Redfield also served on this committee. The Audit and Finance Committee held nine meetings during 2006. The purpose of the Audit and Finance Committee is, among other things, to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. To this end, the Audit and Finance Committee meets in executive session with its own members, and may also meet separately with the Independent Accountants, the Company’s internal auditors, General Counsel or members of management. The Audit and Finance Committee Charter provides a more detailed description of the responsibilities and duties of the Audit and Finance Committee. For information on how to obtain a copy of the Audit and Finance Committee Charter, please see page 65.

In performing its duties, the Audit and Finance Committee meets as often as necessary and at least once each calendar quarter with members of management, the Company’s internal audit staff and the Independent Accountants. An agenda for each such meeting is provided in advance to the members of the Audit and Finance Committee.

The Board determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board determined that Daniel J. Meyer, Robert W. Mahoney and John M. Zrno are audit committee financial experts as defined in the regulations of the SEC and that each member of the Audit and Finance Committee is financially literate as defined by the rules and listing standards of the NYSE.

Compensation Committee:  The Compensation Committee consists of five persons, none of whom is an officer. The Compensation Committee held five meetings during 2006. The Compensation Committee is responsible for, among other things, ensuring that directors and certain key executives are effectively and competitively compensated in terms of base compensation and short- and long-term incentive compensation and benefits. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and reviews with management the succession planning process for key executive positions. The Compensation Committee Charter provides a more detailed description of the responsibilities and duties of the Compensation Committee. For information on how to obtain a copy of the Compensation Committee Charter, please see page 65.

In performing its duties, the Compensation Committee meets at least three times each calendar year. The Compensation Committee also meets separately with the Company’s Chief Executive Officer and other corporate officers, as it deems appropriate, to establish and review the performance criteria and compensation of the Company’s executive officers. An agenda for each meeting is provided in advance to the members of the Compensation Committee.

The Board determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE.

Governance and Nominating Committee:  The Governance and Nominating Committee currently consists of six persons, none of whom is an officer. Prior to his resignation in November 2006, Mr. Redfield also served on this committee. The Governance and Nominating Committee held five meetings during 2006. The Governance and Nominating Committee, among other things, identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, evaluates performance of Board members, makes recommendations regarding the determination of a director’s independence, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Governance and Nominating Committee Charter provides a more detailed description of the responsibilities and duties of the Governance and Nominating Committee. For information on how to obtain a copy of the Governance and Nominating Committee Charter, please see page 65.

In performing its duties, the Governance and Nominating Committee meets at least four times each calendar year. The Chairman of the Board, the Chief Executive Officer and the Secretary of the Company typically attend the meetings of the Governance and Nominating Committee. An agenda for each such meeting is provided in advance to the members of the Governance and Nominating Committee.

The Board determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE.

Executive Committee:  The Executive Committee consists of five persons, one of whom is the President and Chief Executive Officer of the Company. The Committee held one meeting during 2006. The Executive Committee acts on behalf of the Board in certain matters when necessary during the intervals between Board meetings.

Director Nominations

The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee did not receive, and therefore did not consider, any recommendations for director candidates for the 2007 Annual Meeting by any shareholder who beneficially owned greater than 5% of the Company’s outstanding Common Shares.

The Governance and Nominating Committee uses the following process to identify and evaluate director nominee candidates. Any qualified individual or group, including shareholders, incumbent directors and members of top management, may at any time propose a candidate to serve on the Board. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. The Governance and Nominating Committee reviews forwarded materials relating to prospective candidates in the event of a director vacancy. A candidate selected from the review is interviewed by each member of the Governance and Nominating Committee, unless the member waives the interview requirement. If approved by the Governance and Nominating Committee, the candidate will be recommended to the full Board for consideration. The Governance and Nominating Committee evaluates shareholder-recommended candidates in the same manner as it evaluates all other candidates.

The selection criteria for board members includes the following:

•	established leadership reputation in his or her field;

•	recognition for good business judgment;

•	active in business;

•	knowledge of business on a national/global basis;

•	high ethical standards;

•	familiarity with the field of telecommunications services;

•	commitment to board/committee meeting attendance; and

•	contribution to gender, racial and/or geographical diversity of Board.

DIRECTOR COMPENSATION

Director Compensation Arrangements

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors spend in fulfilling their duties to the Company as well as the skill-level required.

Compensation for Employee Directors

Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees.

General Compensation Policy for Non-Employee Directors

Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) receive a $30,000 annual retainer plus $2,000 for each Board and committee meeting attended. The chairperson of the Audit and Finance Committee receives a $15,000 annual retainer, and the chairpersons of the Governance and Nominating Committee and the Compensation Committee receive a $5,500 annual retainer. The members of the Audit and Finance Committee receive a $5,000 annual retainer and members of each of the Compensation Committee and the Governance and Nominating Committee receive a $2,500 annual retainer. In addition to the applicable retainers and meeting fees described above, Mr. Cox, Chairman of the Board, also receives an additional director fee determined by the Board annually ($180,000 for 2006) for his service as Chairman.

Non-Employee Directors Deferred Compensation Plan

The Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”) currently allows each non-employee director of the Company to choose to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. A non-employee director may also choose to have such deferrals assumed to be invested among a number of investment options that are designated for this purpose by the Compensation Committee of the Board, and his or her account under the plan is adjusted by the investment returns that would result if such amounts were assumed to be invested in the investment options that he or she chooses. A non-employee director is fully vested in the amounts that are credited to his or her account under the plan pursuant to the rules described in this paragraph.

In addition, each non-employee director of the Company on January 3, 2006 and January 3, 2007 had his or her account under the Directors Deferred Compensation Plan credited on such date with an amount equal to the value of 6,000 common shares of the Company. Subject to future changes in the plan, each non-employee director of the Company may, in the discretion of the Board, also have his or her account under the plan credited on any date after January 1, 2007 with an amount equal to the value of a number of Company common shares determined by the Board. The Board will exercise its discretion in crediting amounts to the plan accounts of the non-employee directors with the intent that such credits, together with other compensation that either is paid in the form of common shares or has its value determined in relation to the value of common shares (such grants and such other compensation referred to as “Company equity-based compensation”), provide Company equity-based compensation for the Company’s non-employee directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to such other companies’ non-employee directors. A non-employee director’s account under the plan is also adjusted by the investment returns that would result if such amounts were assumed to be invested exclusively in common shares. A non-employee director will generally be vested in the amounts credited to his or her account under the plan pursuant to the rules described in this paragraph only if he or she completes at least five years of active service as a non-employee director of the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year) or if he or she dies while a member of the Board.

A non-employee director of the Company who served as a non-employee director prior to 2007 may also have had additional amounts credited to his or her account under the Directors Deferred Compensation Plan based on his or her deferral of director fees and annual retainers for years before 2007 or on other extra amounts that were credited by the Company to his or her account under the plan prior to such year. The portion of a non-employee director’s account under the plan that is attributable to such pre-2007 credited amounts is also adjusted by the investment returns that would result if such amounts were assumed to be invested in investment options that he or she chooses, in common shares or in other investments, depending on the particular credits that are involved.

Other than for certain circumstances described below and subject to future changes in the Directors Deferred Compensation Plan, a non-employee director of the Company can, if he or she complies with specific election rules and procedures set forth in or adopted under the plan and with the requirements of applicable law (including the American Jobs Creation Act of 2004, which generally applies to any compensation of a non-employee director that is credited to his or her account under the plan in 2005 or any later year), elect that the vested amounts credited to his or her account under the Directors Deferred Compensation Plan will not be received by him or her (and thereby generally will not be subject to federal income tax) until after he or she has ceased to be a member of the Board or until a specific year he or she chooses that is not earlier than the year in which the sixth anniversary of his or her deferral election occurs. He or she generally may also elect to have the vested amounts credited to his or her plan account, when they are to be paid, distributed in a lump sum or in up to ten annual installments.

Each payment made to a non-employee director of the vested amounts credited to his or her account under the Directors Deferred Compensation Plan is made in the form of cash to the extent such amounts are deemed to be invested under the plan other than in common shares and will be distributed in the form of common shares to the extent such amounts are deemed to be invested under the plan in such shares; except that (i) the vested portion of his or her account under the plan that is attributable to the annual credits that are or have been made to his or her plan account for serving as a member of the Board and (ii) the value of any vested amount that is deemed to be invested in a fractional common share will, in each such case, only be paid in cash.

The Company will reimburse a non-employee director for all reasonable commissions or similar costs he or she incurs in selling any common shares he or she receives under the Directors Deferred Compensation Plan, or make arrangements to permit the director to have such shares sold without commissions or similar fees charged to him or her, if the director wants to sell such shares shortly (generally within two weeks) after he or she receives them.

The Directors Deferred Compensation Plan provides three exceptions to the rules regarding the timing of distributions of a non-employee director’s account under the plan: (i) in the event of a change in control of the Company; (ii) at the election of the non-employee director in the event of severe financial hardship; and (iii) at the election of the non-employee director if he or she agrees to certain forfeitures and restrictions (although, under the American Jobs Creation Act of 2004, this final exception cannot apply to amounts attributable to compensation credited on or after January 1, 2005 to a non-employee’s account under the plan).

Until paid, all amounts credited to a non-employee director’s account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company.

The Directors Deferred Compensation Plan must comply with the requirements of the American Jobs Creation Act of 2004 in order to retain its ability to defer federal income tax on certain amounts credited to a non-employee director’s account under the plan. The Company has amended the plan to meet the requirements of the American Jobs Creation Act of 2004, and will make further amendments as necessary to comply with the regulations adopted by the IRS to implement the Act.

Non-Employee Directors Stock Option Plans

Prior to 2007, the Company granted its non-employee directors stock options to purchase common shares under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (the “1997 Directors Stock Option Plan”). Pursuant to the current terms of such plan, each non-employee director of the Company, in the discretion of the Board, may have been granted on or after January 1, 2006:

•	a stock option for a number of common shares (as determined by the Board) on the first day of his or her initial term of office as a non-employee director of the Company; and

•

a stock option for a number of common shares (as determined by the Board) on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

On the date of the 2006 Annual Meeting, each non-employee director in office prior to such annual meeting received a stock option grant for 9,000 common shares.

The Board will exercise its discretion in granting such options on and after January 1, 2006 with the intent that such grants, together with other Company equity-based compensation, provide Company equity-based compensation for the Company’s non-employee directors that each year is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.

A non-employee director of the Company who served as a non-employee director prior to 2007 may also have had additional stock options granted to him or her before 2007 under the 1997 Directors Stock Option Plan.

Each stock option granted to a non-employee director under the 1997 Directors Stock Option Plan requires that, upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time the option is granted.

With certain exceptions provided in the 1997 Directors Stock Option Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant of the option to elect to exercise the option.

No awards will be granted under the 1997 Directors Stock Option Plan after April 28, 2007.

The Company is seeking shareholder approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, a new plan to replace the 1997 Directors Stock Option Plan. For more information about the material terms of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, see discussion on page 30.

Actual Director Compensation in 2006 Fiscal Year

The following table shows the compensation paid to our non-employee directors for the 2006 fiscal year.

Director Compensation for Fiscal 2006

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Option Awards ($)	Total ($)
Bruce L. Byrnes	81,000	22,359	12,057	115,416
Philip R. Cox	287,000	44,940	12,057	343,997
Robert W. Mahoney	91,500	14,493	12,057	118,050
Daniel J. Meyer	104,500	42,473	12,057	159,030
Michael G. Morris	78,750	20,185	12,057	110,992
David B. Sharrock	68,750	44,940	12,057	125,747
Alex Shumate	64,500	8,226	12,057	84,783
John M. Zrno	87,500	42,473	12,057	142,030
Carl Redfield (Resigned)	76,500	40,800	12,057	129,357

(a)	Board fees included deferred compensation during 2006 for those directors who deferred some or all of their cash retainer/fees.
(b)	The values reflect the FAS 123(R) expense the Company recorded in 2006. Each non-employee director had his account under the Directors Deferred Compensation Plan credited with an amount equal to the value of 6,000 common shares of the Company on January 3, 2006. The closing price of the Company’s stock on January 3, 2006 was $3.47. The values also reflect an increase resulting from the change in the Company’s closing stock price of $3.51 at December 31, 2005 to $4.57 at December 31, 2006. All directors, except for Messrs. Byrnes, Mahoney, Morris, and Shumate, are 100% vested in these awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, the members of the Compensation Committee included Messrs. Byrnes, Cox, Meyer, Morris and Sharrock. None of the Compensation Committee’s current members has at any time been an officer or employee of the Company. None of the Company’s executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

CODE OF BUSINESS CONDUCT AND CODES OF ETHICS

The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Professionals and the directors are subject to the Code of Ethics for Directors.

For information on how to obtain a copy of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Professionals or Code of Ethics for Directors, please see page 65.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the transaction has an aggregate value greater than $120,000, and (iii) in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common shares;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common shares; or

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

The Company’s Code of Ethics for Senior Financial Officers, the Company’s Code of Ethics for Directors and the Company’s Code of Business Conduct require directors, officers and all other members of the workforce to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Code of Ethics for Directors generally require (i) a director to promptly disclose to the Governance and Nomination Committee any potential or actual conflict of interest involving him or her and (ii) an employee, including the executive officers, to promptly disclose a conflict of interest to the General Counsel. The Governance and Nominating Committee (and, if applicable, the General Counsel) determines an appropriate resolution to actual or potential conflicts of interest on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in the Company’s applicable filings with the Securities and Exchange Commission as required under SEC rules. In 2006, the related party transactions required to be disclosed are as follows:

•

Mr. Cassidy, a director and officer of the Company, serves as a trustee for the Boomer Esiason Foundation (the “Foundation”), a non-profit corporation established to provide support to find a cure for cystic fibrosis. In 2006, the Company donated approximately $370,000 to the Foundation. The Company believes that Mr. Cassidy received no personal benefit in connection with the Company providing this donation and therefore has no interest in this transaction.

•

Mr. Byrnes, a director of the Company, is an executive officer of The Procter & Gamble Company (“P&G”). The Company provides certain telecommunication services to P&G. A majority, but not all, of the services provided to P&G are provided by the Company as a public utility at rates fixed in conformity with law. All other services were provided by the Company in the ordinary course of its business under competitive marketplace conditions and on terms that were reasonable and in the best interests of the Company. The aggregate amount paid by P&G for the Company’s services in 2006 was approximately $9 million. The Company believes that Mr. Byrnes received no personal benefit in connection with the Company providing these services and therefore has no interest in this transaction.

•

Mr. Redfield, a former director of the Company, is an officer of Cisco Systems, Inc. (“Cisco”). The Company acquired certain IT equipment and products from Cisco, a market leader in such goods. The equipment and products were either used by the Company in its operations or resold to customers. All of the purchases of equipment and products from Cisco by the Company were in the ordinary course of its business under competitive marketplace conditions and on terms that were reasonable and in the best interests of the Company. The aggregate amount paid to Cisco to acquire such products in 2006 was approximately $39 million. In addition, the Company sold certain IT equipment and products to Cisco, in 2006, totaling approximately $8 million. The Company believes that Mr. Redfield received no personal benefit in connection with the Company acquiring such goods and therefore has no interest in this transaction.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of the Company presently consists of nine members, one of whom is an officer of the Company. The Company’s Amended Articles of Incorporation provide for the directors to be divided into three classes. At each Annual Meeting of Shareholders, directors constituting a class are elected for three-year terms. Upon election, the terms of the three directors in Class II expire in 2010. The terms of the four directors in Class III expire in 2008. The terms of the two directors in Class I expire in 2009. The directors of each class will serve until their respective successors are elected and qualified.

The Board nominated Phillip R. Cox, Michael G. Morris and John M. Zrno, all of whom are incumbent directors, as Class II directors, to serve until the 2010 Annual Meeting of Shareholders. Information regarding the business experience of each nominee is provided below.

If, at the time of the Annual Meeting, one or more of the nominees should be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

Our Recommendation

The three director nominees who receive the greatest number of votes will be elected to the Board. The Board recommends election of each of the nominees.

The following are brief biographies of each director of the Company, including those nominated for election.

NOMINEES FOR CLASS II DIRECTORS

(Terms Expire in 2010)

Phillip R. Cox	Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a director of the Federal Reserve Bank of Cleveland, Duke Energy Corporation, The Timken Company, Touchstone Mutual Funds, Long Stanton Manufacturing Company and a member of the Board of Trustees for the University of Cincinnati. Director since 1993. Age 59.

Michael G. Morris	Mr. Morris has been the President and Chief Executive Officer of American Electric Power (an electric and gas utility) since January 2004 and the Chairman of American Electric Power since February 2004. Before joining American Electric Power, he was the Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 through December 2003. He is a director of The Hartford Financial Corp. Director since 2003. Age 60.

John M. Zrno	Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. (a telecommunications company) from June 1999 through November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988 through 1995. He is a director of BullsEye Telecom. Director since 1999. Age 68.

CLASS III DIRECTORS

(Terms Expire in 2008)

Bruce L. Byrnes	Mr. Byrnes has been Vice Chairman of the Board and President-Global Household Care of The Procter & Gamble Company (a consumer products company) since 2004. From 2002 through 2004, he served The Procter & Gamble Company as Vice Chairman of the Board and President - Global Beauty & Feminine Care and Global Health Care. He is a director of The Procter & Gamble Company. Director since 2003. Age 58.

John F. Cassidy	Mr. Cassidy has been the President and Chief Executive Officer of Cincinnati Bell Inc. since July 2003 and a director of Cincinnati Bell Inc. since September 2002. Among other positions held with the Company’s subsidiaries, he has been President and Chief Operating Officer of Cincinnati Bell Telephone Company since May 2001; and President of Cincinnati Bell Wireless Company since 1997. Director since 2002. Age 52.

Robert W. Mahoney	Mr. Mahoney is retired. He served as Chairman of the Board and Chief Executive Officer of Diebold, Inc. (a manufacturer of automated self-service transactions systems) from 1988 until April 2000. He is a director of The Timken Company and The Sherwin-Williams Company. Director since 2004. Age 70.

Daniel J. Meyer	Mr. Meyer is retired and the former Chairman and Chief Executive Officer of Milacron, Inc. (a manufacturer of metal working fluids and plastics processing machinery and systems) from 1991 through May 2001. He is a director of AK Steel Holding Corporation and Hubbell Incorporated. Director since 1999. Age 70.

CLASS I DIRECTORS

(Terms Expire in 2009)

David B. Sharrock	Mr. Sharrock has been a consultant since 1994. Prior to that time, he served as Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc. (a researcher, manufacturer and seller of pharmaceutical products) from 1989 through 1993. He is a director of Indevus Pharmaceuticals Inc., Praecis Pharmaceuticals, Inc. and MGI Pharma, Inc. Director since 1987. Age 70.

Alex Shumate	Mr. Shumate has been the managing partner of the Columbus office of Squire, Sanders & Dempsey L.L.P. (an international law firm) since 1991. He is a director of Nationwide Financial Services and Wm. Wrigley Jr. Company. Director since 2005. Age 56.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Item 2 on the Proxy Card)

The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s Independent Accountants.

On January 25, 2007 the Audit and Finance Committee retained Deloitte & Touche LLP as its Independent Accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2007.

The Company is asking the shareholders to ratify its appointment of Deloitte & Touche LLP as Independent Accountants of the Company for the fiscal year ending December 31, 2007. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider the results of the vote and determine whether to recommend and appoint a different independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2007.

One or more members of the firm of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer questions.

Recommendation

Ratification of the appointment of Deloitte & Touche LLP as Independent Accountants requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the shareholder proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board recommends a vote FOR such ratification.

CHANGE IN INDEPENDENT ACCOUNTANT

On March 21, 2005, the Audit and Finance Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

The report of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the 2004 fiscal year contained no adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

During the 2004 fiscal year and through March 21, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the disagreements in their report on the Company’s consolidated financial statements for such year.

During the 2004 fiscal year and through March 21, 2005, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the above disclosures to PricewaterhouseCoopers LLP and asked PricewaterhouseCoopers LLP to provide it with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agreed with the Company’s statements. A copy of that letter, dated March 24, 2005, stating that PricewaterhouseCoopers LLP has no disagreements with the Company’s statements, was filed as Exhibit 16.1 to our report on Form 8-K filed with the SEC on March 24, 2005.

On March 21, 2005, the Audit and Finance Committee engaged Deloitte & Touche LLP as the Company’s Independent Accountants for the fiscal year ending December 31, 2005, effective upon the final completion of Deloitte & Touche LLP’s customary client acceptance procedures and execution of an engagement letter. During the 2004 fiscal year and through March 21, 2005, the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters that were either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Audit and Finance Committee has subsequently engaged Deloitte & Touche LLP as the Company’s Independent Accountant for the fiscal years ending December 31, 2006 and 2007.

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the Company’s Independent Accountants for the fiscal year ended December 31, 2006, the matters required to be discussed by the Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. The Audit and Finance Committee has also received the written disclosures and letter from the Independent Accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP the independence of such Independent Accountants, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the Independent Accountants maintaining their independence.

Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006.

The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Daniel J. Meyer, Robert W. Mahoney and John M. Zrno are audit committee financial experts as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.

AUDIT AND FINANCE COMMITTEE

Daniel J. Meyer, Chairman

Phillip R. Cox

Robert W. Mahoney

John M. Zrno

INDEPENDENT ACCOUNTANTS

Audit Fees

Deloitte & Touche LLP was the Company’s Independent Accountants for the 2005 and 2006 fiscal years. Aggregate fees for professional services rendered for the Company by Deloitte & Touche LLP for the years ended December 31, 2006 and December 31, 2005, were as follows:

	2006	2005
Audit Fees	$1,616,500	$1,540,000
Audit Related Fees	322,143	305,595
Tax Fees	—	—
All Other Fees	—	—

Total *	$1,938,643	$1,845,595

*	This amount for 2005 does not include $449,615 of tax consulting fees for services rendered by Deloitte Tax prior to its engagement as the Company’s Independent Accountants.

Audit Fees

The audit fees for the years ended December 31, 2006 and 2005 were for services rendered in connection with the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s reports filed with the SEC and services related to requirements established by the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The audit related fees for the years ended December 31, 2006 and 2005 were for professional services rendered for the audits of the Company’s employee benefit plans filed with the SEC, due diligence services and various accounting consultations.

Tax Fees

The Company did not pay Deloitte & Touche LLP any tax fees for the years ended December 31, 2006 or 2005.

All Other Fees

None.

Engagement of the Independent Accountants and Pre-Approval Policy

In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate, and, if necessary, replace the Independent Accountants. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the Chairperson of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company’s Independent Accountants.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of PricewaterhouseCoopers LLP through March 21, 2005 to perform audit or non-audit services on behalf of the Company or any of its subsidiaries. In addition, the Audit and Finance Committee pre-approved every engagement of Deloitte & Touche LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries since March 21, 2005.

APPROVAL OF THE CINCINNATI BELL INC. 2007 LONG TERM INCENTIVE PLAN

(Item 3 on the Proxy Card)

The Board recommends the approval of a long term incentive compensation plan for employees of the Company and its subsidiaries (with the Company and its subsidiaries collectively referred to as the “Employer”), the Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the “2007 Long Term Plan”). The proposed 2007 Long Term Plan is intended to replace the Cincinnati Bell Inc. 1997 Long Term Incentive Plan since it expires in April 2007. THE FULL TEXT OF THE PROPOSED 2007 LONG TERM PLAN IS SET FORTH IN APPENDIX A OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

The purposes of the proposed 2007 Long Term Plan are (i) to further the long term growth of the Employer by offering competitive incentive compensation related to long term performance goals to those employees of the Employer who will be responsible for planning and directing such growth, (ii) to reinforce the common interest between the Company’s shareholders and the Employer’s employees who participate in the Plan, and (iii) to aid the Employer in attracting and retaining employees. The plan will, if approved by the Company’s shareholders, be effective as of May 3, 2007.

The principal provisions of the 2007 Long Term Plan are as follows.

1. Administration. The 2007 Long Term Plan will be administered by a committee (for purposes of this discussion as to the plan, the “Committee”). Unless changed by the Board, the Committee shall be the Compensation Committee. Subject to the limits and terms of the plan, the Committee (i) selects the employees who will be granted awards, (ii) makes awards, in such forms and amounts and on such conditions as it determines, (iii) interprets the terms of the plan, and (iv) performs all other administrative functions.

The Committee may delegate to the Chief Executive Officer its right to make awards under the 2007 Long Term Plan to employees who (i) are not otherwise subject to the stock reporting requirements of Section 16 of the Securities Exchange Act of 1934 and (ii) are not expected to become employees whose compensation is deductible by the Employer only up to certain limits under Section 162(m) of the Internal Revenue Code.

Thus, the Chief Executive Officer generally may grant awards under the 2007 Long Term Plan to employees of the Employer who are not officers of the Company if delegated this right by the Board. If the Chief Executive Officer is delegated such right, then any reference to the Committee below also refers to the Chief Executive Officer to the extent the discussion may apply to any awards that he or she grants under the plan.

2. Employees Eligible to Receive Awards. Only a person who (i) is employed and classified as an employee by the Employer; and (ii) is not represented by a recognized collective bargaining unit (unless such person’s eligibility is approved under a collective bargaining agreement between the Employer and the authorized representatives of such collective bargaining unit) is eligible to be granted an award under the plan.

3. Types of Awards. The Committee may grant awards under the 2007 Long Term Plan at any time. The grants may consist of one or a combination of the following forms of awards: (i) stock options, including incentive stock options (“ISOs”) and options that are not ISOs, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) performance shares, (v) share-based performance units, (vi) nonshare-based performance units, and (vii) non-restricted stock. No award may be granted under the plan after May 2, 2017.

(a) A stock option represents an option to purchase, over a certain time period not to exceed ten years, a number of common shares at a fixed purchase price. The fixed purchase price of any stock option granted under the plan shall not be less than 100% of the fair market value of a common share on the grant date of the option.

Stock options can either be ISOs or options that are not ISOs. ISOs are special types of stock options that can provide special tax advantages for employees that are not available to options that are not ISOs (but they provide less ability for the Employer to deduct their value when exercised by the applicable employees). Also, by reason of applicable law, the aggregate fair market value of common shares, determined at grant date, for which ISOs can be exercisable for the first time during any calendar year as to any employee is limited by law (the current limitation is $100,000). In addition, the Committee cannot grant an ISO to any employee who owns (directly or constructively) more than 10% of the voting power of the Company’s shares.

(b) A SAR represents the right, upon exercise of the SAR, to receive payment of a sum not to exceed the amount, if any, by which the fair market value (as determined on the date of the exercise of the SAR) of a number of common shares on which the SAR is based exceeds a fixed grant price of the SAR. The plan provides that the grant price of the common shares that are subject to a SAR may not be less than the fair market value of such common shares as determined on the SAR’s grant date. A SAR may be granted by itself, in conjunction with new stock options granted at the same time under the plan, or in relation to non-ISO stock options that were previously granted.

(c) Restricted stock constitutes common shares that may not be disposed of by the employee to whom they are awarded until certain restrictions lapse (and that will ultimately be forfeited to the extent such restrictions are not satisfied). In general and subject to certain exceptions in the plan, such restrictions will not lapse in full unless the employee is employed by the Employer for at least three years after the award’s grant (or for at least one year if the award is also subject to performance goal conditions) or unless the employee’s employment with the Employer ends in special circumstances (such as his or her death, disability, or retirement). The right to dispose of the restricted stock may also be made subject to the satisfaction of certain performance goals. The restrictions that apply to any restricted stock award may lapse as to a portion of the common shares subject to the award if the employee meets some but not all of the imposed restrictions. Unless the Committee shall otherwise determine, the recipient of restricted stock shall have all rights of a shareholder of the Company with respect to the restricted common shares, including the right to vote and to receive cash dividends.

(d) A performance share award refers to an award which provides that the employee to whom the award is granted will receive a number of common shares, up to a fixed maximum, if certain conditions are met. In general and subject to the exceptions in the plan, for the maximum number of common shares that are subject to a performance share award to be paid, such conditions must at least require (i) that certain performance goals are met and (ii) that either the employee remains employed by the Employer for at least one year after the award’s grant or the employee’s employment with the Employer ends in special circumstances (such as his or her death, disability, or retirement). A portion of the maximum number of common shares subject to the award can be paid if some but not all of the conditions imposed under the award are met.

(e) A share-based performance unit refers to an award which provides that the employee to whom the award is granted will receive an amount that is equal to a percent, not more than 200%, of the fair market value of one common share on the date the amount becomes payable under the award (or is equal to a percent, not more than 200%, of the increase in the fair market value of a common share from the grant date of the award to the date the amount becomes payable) if certain conditions are met. In general and subject to the exceptions in the plan, for the maximum amount payable under a share-based performance unit to be paid, such conditions must at least require (i) that certain performance goals are met and (ii) that either the employee remains employed by the Employer for at least one year after the award’s grant or the employee’s employment with the Employer ends in special circumstances (such as his or her death, disability, or retirement). A portion of the maximum amount payable under the award can be paid if some but not all of the conditions imposed under the award are met. Any amount that becomes payable under a share-based performance unit can be paid in cash, in common shares or other property, or by a combination thereof, as the Committee may determine.

(f) A nonshare-based performance unit refers to an award that provides that the employee to whom the award is granted will receive an amount that is equal to a dollar value, not more than a maximum dollar value, if certain conditions are met. In general and subject to the exceptions in the plan, for the maximum amount payable under a nonshare-based performance unit to be paid, such conditions must at least require (i) that certain performance goals are met and (ii) that either the employee remains employed by the Employer for at least one year after the award’s grant or the employee’s employment with the Employer ends in special circumstances (such as his or her death, disability, or retirement). A portion of the maximum amount payable under the award can be paid if some but not all of the conditions imposed under the award are met. Any amount that becomes payable under a nonshare-based performance unit can be paid in cash, in common shares or other property, or by a combination thereof, as the Committee may determine.

(g) Non-restricted stock granted constitutes an award to an employee of a fixed number of common shares that can be sold or disposed of immediately and without any restrictions. A non-restricted stock award can be granted under the plan only to the extent permitted under the exceptions in the plan.

(h) As an exception to the rules noted in paragraphs (c) through (g) of this section 3, up to but not in excess of 400,000 common shares (in the aggregate) may be issued or paid under any of the following types of awards granted under the 2007 Long Term Plan during its entire existence: (i) non-restricted stock awards; and (ii) restricted stock, performance share, share-based performance unit, and nonshare-based performance unit awards that fail to require the employees to whom such awards are granted to have to be employed by the Employer for any specified period of time otherwise required for such awards and described in the paragraphs above or to have their employment with the Employer end in any special circumstances (in order for such employees to receive, or retain without forfeiting, the maximum or any amount of compensation reflected by the awards).

4. Common Shares Reserved for Awards and Other Award Limits. Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the number of common shares that may be issued or paid under or with respect to awards granted under the 2007 Long Term Plan:

(a) The maximum number of common shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the plan during the plan’s entire existence shall be equal to 8,000,000 common shares.

(b) The maximum number of common shares which may be issued or paid under or with respect to all stock options and SARs (considered in the aggregate but separately from all other forms of awards) granted under the plan during the plan’s entire existence shall be equal to 8,000,000 common shares.

(c) The maximum number of common shares which may be issued or paid under or with respect to all ISOs (considered in the aggregate but separately from all other types of stock options and other forms of awards) granted under the plan during the plan’s entire existence shall be equal to 2,000,000 common shares.

(d) The maximum number of common shares which may be issued or paid under or with respect to all restricted stock, performance share, share-based performance unit, nonshare-based performance unit, and non-restricted stock awards (considered in the aggregate but separately from all other forms of awards) granted under the plan during the plan’s entire existence shall be equal to 2,400,000 common shares.

If any portion of a SAR is settled (paid) upon the exercise of such SAR portion by the issuance or payment of common shares, the total number of common shares on which such SAR portion was based shall be counted as common shares issued or paid under the 2007 Long Term Plan for purposes of the foregoing limits, regardless of the number of common shares actually issued or paid to settle such SAR portion upon its exercise.

Also, if any award or portion of any award is forfeited, expires, or otherwise terminates without the payment of common shares or any other amount, the maximum number of common shares on which such award or portion of an award was based or which could have been paid under the award shall again be available to be issued or paid under the 2007 Long Term Plan and to be the basis on which other awards may be granted under the plan. As a result, they shall not be counted as common shares that were issued or paid under the plan in determining whether any of the foregoing limits are violated.

Further, any common shares that would be issued or paid under an award but are withheld in payment of any purchase price or tax withholding requirements shall not again be deemed to be available to be issued or paid under the 2007 Long Term Plan or to be the basis on which other awards may be granted under the plan and thus shall be counted as common shares that were issued or paid under the plan in determining whether any of the foregoing limits are violated.

In addition to the foregoing limits and subject to adjustment in the case of certain changes in the capital structure of the Company, the limits set forth below apply in determining the maximum number of common shares or maximum amount of compensation that may ultimately be payable under any awards granted under the 2007 Long Term Plan to any employee during any one calendar year:

(a) The maximum number of common shares on which all stock option, SAR, restricted stock, performance share, share-based performance unit, and non-restricted stock awards (considered in the aggregate) granted under the plan to any employee during each and any calendar year may be based (that is, the maximum number of common shares that can be issued or paid under such awards or have their fair market value or increase in fair market value over a period used to determine the amount of payments under such awards) shall be 1,000,000 common shares.

Such maximum number of common shares could be the basis of awards of any one of such forms (either stock option, SAR, restricted stock, performance share, share-based performance unit, or non-restricted stock awards) granted to an employee during any calendar year or divided among more than one of such forms of awards that are granted to the employee during the year.

For example, if a SAR granted to an employee under the 2007 Long Term Plan during a certain calendar year provides that the employee, if he or she properly exercises on any date the entire SAR, will receive payment of a sum equal to the amount, if any, by which (i) the fair market value of 30,000 common shares as determined as of the date on which the SAR is exercised exceeds (ii) the fair market value of such number of common shares as determined as of the date on which the SAR was granted, then, for purposes of applying the above-described 1,000,000 common share limit to such employee for such calendar year, the maximum number of common shares on which such SAR shall be deemed to be based is 30,000 common shares, regardless of whether or not the employee actually exercises all or any part of the SAR and regardless of whether or not any payment made upon the exercise of the SAR is made in cash, common shares or other property, or a combination thereof.

Similarly and for another example, if a share-based performance unit granted to an employee under the 2007 Long Term Plan during a certain calendar year provides that the employee will receive a maximum payment (of cash, common shares or other property, or a combination thereof) that is equal to 200% of the fair market value of 50,000 common shares as determined as of the date of payment if all of the performance goals and other criteria or conditions required to be satisfied under the award are met (or will receive no payment if none, or a lesser amount of payment if some but not all, of the performance goals and other criteria or conditions required to be satisfied under the award are met), then, for purposes of applying the above-described 1,000,000 common share limit to such employee for such calendar year, the maximum number of common shares on which such share-based performance unit shall be deemed to be based is 50,000 common shares, regardless of whether or not the share-based performance unit’s maximum payment actually becomes payable under the terms of the award.

(b) The maximum value that is payable under all nonshare-based performance unit awards granted under the plan to any person during each and any calendar year shall be $5,000,000.

5. Performance Goals. To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the 2007 Long Term Plan, the Committee may base such performance goals on, and only on, one or more of the following criteria: (i) free cash flow (cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets); (ii) EBITDA (earnings before interest, taxes, depreciation, and amortization); (iii) earnings per share; (iv) operating income; (v) total shareholder returns; (vi) profit targets; (vii) revenue targets; (viii) profitability targets as measured by return ratios; (ix) net income; (x) return on sales; (xi) return on assets; (xii) return on equity; and (xiii) corporate performance indicators (indices based on the level of certain services provided to customers).

Any performance criteria shall be measured or determined on the basis of a period of not less than one year or in excess of ten years and shall be able to be objectively determined by the Committee. In addition, any such performance criteria (i) may be measured or determined for the Company, for any organization other than the Company that is part of the Employer, for the entire Employer in the aggregate, or for any group of corporations or organizations that are included in the Employer and (ii) may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

Further, the Committee may provide in the terms of an award granted under the 2007 Long Term Plan that, in determining whether any of the above listed performance criteria has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part. Such special factors may include, but are not limited to, the gain, loss, or other impact of any one or more of the following: (i) changes in generally accepted accounting principles; (ii) an extraordinary event; (iii) nonrecurring events; (iv) the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses; (v) claims and/or litigation and insurance recoveries relating to claims or litigation; (vi) the impairment of tangible or intangible assets; (vii) restructuring activities, including reductions in force; (viii) investments or acquisitions; (ix) political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, business interruption, or similar events; (x) natural catastrophes; (xi) currency fluctuations; (xii) the issuance of stock options and/or other stock-based compensation; (xiii) the early retirement of debt; and/or (xiv) the conversion of convertible debt securities.

6. Change in Control. In the event a change in control of the Company (as is defined in the terms of the 2007 Long Term Plan) occurs, then, in general terms and among other things (unless otherwise prescribed by the terms of the applicable award): (i) all then outstanding stock options and SARs that were granted under the plan will become exercisable in full; (ii) the restrictions still then in force and applicable to any common shares that have been awarded under the plan as restricted stock shall lapse; and (iii) any performance share, share-based performance unit, and nonshare-based performance unit awards granted under the plan shall become payable at the maximum payment amount that was attainable under such awards if all performance goals and other criteria or conditions applicable to the awards were satisfied.

In addition, unless otherwise prescribed by the Committee in an award, in the event of a change in control of the Company, the Committee will have discretion (i) to pay in cash (in lieu of the right to exercise) the then value of any then outstanding stock option or SAR provided that the then fair market value of the common shares that are subject to such option or SAR exceeds such option’s or SAR’s purchase price or grant price as to such shares and (ii) to pay in cash (instead of in common shares) the then value of any then outstanding performance share, share-based performance unit, and nonshare-based performance unit awards.

7. Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions. In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change in the Company, or any distributions to common shareholders of the Company other than cash dividends, the Committee will make such adjustments in the aggregate number or class of Common Shares which may be distributed under the 2007 Long Term Plan and in the number, class, and purchase, grant, or other price of shares on which the outstanding awards granted under the plan are based as it determines to be necessary or appropriate to prevent any rights provided under the plan and its awards from being enlarged or diluted by such event.

8. Fair Market Value of Common Shares. For purposes of the 2007 Long Term Plan, the fair market value of a common share on any date shall generally be deemed to be the closing price of a common share on the NYSE on such date (or, if no trading in any stocks occurred at all on such exchange on such date, on the next subsequent date on which trading of stocks occurred on such exchange). If, however, common shares are not listed or traded at all on the NYSE on any date as of which a common share’s fair market value is needed to be determined for purposes of the plan, then the fair market value of a common share on such date will be determined by the Committee in good faith.

9. Amendment and Termination. The 2007 Long Term Plan may generally be amended or terminated by the Board, provided that no such action shall impair the rights of an employee with respect to a previously granted award without the employee’s consent.

However, the 2007 Long Term Plan provides that no amendment to the plan shall be made without approval of the Company’s shareholders: (i) if such amendment would increase the total number of common shares reserved for issuance under all awards that may be granted under the plan; (ii) if such amendment would change the class of employees eligible for awards under the plan; (iii) if such amendment would increase the total number of shares reserved for issuance under all ISOs that may be granted under the plan; or (iv) if such amendment would make any other change in the plan that is required by applicable law to be approved by the Company’s shareholders in order to be effective.

Further, the purchase, grant, or other similar price applicable to any award granted under the 2007 Long Term Plan, including a stock option or a SAR granted under the plan, cannot be reduced by any amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by the Company’s shareholders.

10. Federal Income Tax Consequences. The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the 2007 Long Term Plan.

A stock option or SAR that is granted to an employee will generally create no tax consequences for the employee or the Employer at the time of the grant of the award. Further, the employee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Employer will receive no deduction when an ISO is exercised. Upon exercising any other stock option (an option that is not an ISO) or a SAR, however, the employee generally must recognize ordinary compensation income equal to the amount by which the fair market value of the common shares that are subject to the portion of the option or SAR being exercised, as determined on the date of exercise, exceeds the purchase or grant price of such common shares, and the Employer will be entitled to a deduction for the same amount.

The treatment to an employee of a disposition of common shares acquired through the exercise of a stock option or a SAR depends on how long the common shares have been held and on whether such common shares were acquired by exercising an ISO or by exercising an option that is not an ISO or a SAR. Generally, there will be no tax consequence to the Employer in connection with a disposition of common shares acquired under a stock option except that the Employer may be entitled to a deduction in the case of a disposition of common shares acquired under an ISO before certain holding periods have been satisfied.

With respect to a restricted stock, performance share, share-based performance unit, or nonshare-based performance unit award granted under the 2007 Long Term Plan to an employee, the employee generally must recognize ordinary compensation income equal to the fair market value of the common shares or other property or benefits provided under the award at the first time such Common Shares or other property or benefits are not subject to a substantial risk that they will be forfeited or not become payable; and the Employer will be entitled then to a deduction for the same amount.

In certain cases, such as an award to an employee of restricted stock, the employee may have the right under Section 83(b) of the Internal Revenue Code to elect to recognize as ordinary compensation income the value of the award when issued instead of when no further substantial risk of forfeiture exists with respect to the award. In the event of such an election, the Employer will be entitled to a deduction for such value at the same time.

With respect to a non-restricted stock award granted under the 2007 Long Term Plan to an employee, the employee generally must recognize ordinary compensation income equal to the fair market value of the common shares received under the award at the time it is received; and the Employer will be entitled to a deduction for the same amount.

The foregoing tax rules may be slightly adjusted for an award granted to an employee who is subject to Section 16 of the Securities Exchange Act of 1934.

11. Miscellaneous. The 2007 Long Term Plan generally requires that any purchase price or tax withholding obligations that apply to an employee with respect to an award granted under the plan to him or her must be satisfied by the employee when the award is exercised or when the award’s benefits become payable or are no longer subject to a substantial risk of forfeiture. The plan gives several different methods that the Committee can use or permit to ensure that such purchase price and tax withholding requirements are satisfied.

Any award granted under the 2007 Long Term Plan to an employee who is, at the time of the award, an employee of a corporation that is not the Company but is part of the Employer may be based on common shares of such other corporation. In such case, all of the provisions of the plan and this discussion, including the common share limits noted above, apply to such award in the same manner as if such other corporation’s shares were common shares of the Company.

Further, in no event shall the Company ever be obligated to issue or deliver any common shares in connection with an award granted under the 2007 Long Term Plan unless and until the Company determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which common shares are listed.

Recommendation

Approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the shareholder proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board unanimously recommends a vote FOR the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan.

Effect of Management Vote on Proposal

Because the directors and officers of the Company own beneficially 9.1 million common shares, or 3.7% of the outstanding voting securities, their votes are not likely to have a material impact on whether or not the proposal is adopted.

APPROVAL OF THE CINCINNATI BELL INC. 2007 STOCK OPTION PLAN FOR

NON-EMPLOYEE DIRECTORS

(Item 4 on the Proxy Card)

The Board of Directors recommends that the shareholders approve a stock option and restricted stock plan for non-employee directors, the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors (the “2007 Directors Plan”). The proposed 2007 Directors Plan is intended to replace the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors since it expires in April 2007. THE FULL TEXT OF THE PROPOSED 2007 DIRECTORS PLAN IS SET FORTH IN APPENDIX B OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

The purposes of the 2007 Directors Plan are (i) to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its shareholders and (ii) to provide further incentive for such directors to continue to work for the best interests of the Company and its shareholders. The plan will, if approved by the Company’s shareholders, be effective as of May 3, 2007.

The principal provisions of the 2007 Directors Plan are as follows.

1. Administration. The 2007 Directors Plan will be administered by the Board. Subject to the limits and terms of the plan, the Board (i) makes awards under the plan, (ii) interprets the terms of the plan, and (iii) performs all other administrative actions necessary for the plan.

2. Outside Directors Eligible to Receive Awards. Only a member of the Board who is not an employee of the Company or any subsidiary of the Company (an “Outside Director”) is eligible to be granted an award under the 2007 Directors Plan. There are at present eight Outside Directors eligible to participate in the 2007 Directors Plan.

3. Types of Awards. The awards to be granted under the 2007 Directors Plan may consist of (i) stock options and/or (ii) restricted stock. No award may be granted under the plan after May 2, 2017.

(a) A stock option represents an option to purchase, over a certain time period not to exceed ten years, a number of common shares at a fixed purchase price. The fixed purchase price of any common share acquired under any stock option shall not be less than 100% of the fair market value of a common share on the grant date of the option. No stock option granted under the plan may be an ISO.

(b) Restricted stock constitutes common shares that may not be disposed of by the Outside Director to whom they are awarded until certain restrictions lapse (and that will ultimately be forfeited to the extent such restrictions are not satisfied). In general, and subject to certain exceptions in the plan, such restrictions will not lapse in full unless the Outside Director serves as a director of the Company for at least three years after the award’s grant or unless the Outside Director’s service as a Company director ends in special circumstances (such as his or her death, disability, or retirement after attaining the age of 68). The restrictions that apply to any restricted stock award may lapse as to a portion of the common shares subject to the award if the Outside Director meets some but not all of the imposed restrictions. Unless the Board shall otherwise determine, the recipient of restricted stock shall have all rights of a shareholder of the Company with respect to the restricted common shares, including the right to vote and to receive cash dividends.

4. Grants of Awards. The 2007 Directors Plan provides that, except as noted below, each individual who first becomes an Outside Director on or after the effective date of the plan will automatically receive an option to purchase 25,000 common shares on the first day of his or her first term in office.

Further, except as noted below, on the date of each annual meeting of shareholders of the Company that occurs on or after the effective date of the plan, each Outside Director will automatically receive under the 2007 Directors Plan an option for 9,000 common shares, provided that such Outside Director first became an Outside Director prior to such annual meeting and continues as such a director subsequent to such annual meeting.

The Board may, in their discretion and in accordance with the purposes noted below, (i) change any stock option award to be a stock option for a larger or smaller number of common shares than is otherwise indicated for such option when originally granted and/or (ii) grant a restricted stock award to an Outside Director on any date that he or she would otherwise receive a stock option under the plan.

The Board shall exercise its discretion when taking any action described above with the intent that the awards it changes or makes under such action, together with other compensation provided the Outside Directors that is either paid in the form of common shares or has its value determined in relation to the value of common shares (“equity-based compensation”), provides equity-based compensation for the Outside Directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.

5. Shares Reserved For Issuance. Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the number of common shares that may be issued or paid under or with respect to awards granted under the 2007 Directors Plan:

(a) The maximum number of common shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the plan during the plan’s entire existence shall be equal to 1,000,000 common shares.

(b) The maximum number of common shares which may be issued or paid under or with respect to all stock options (considered in the aggregate but separately from all restricted stock awards) granted under the plan during the plan’s entire existence shall be equal to 1,000,000 common shares.

(c) The maximum number of common shares which may be issued or paid under or with respect to all restricted stock awards (considered in the aggregate but separately from all stock option awards) granted under the plan during the plan’s entire existence shall be equal to 300,000 common shares.

6. Change in Control. In the event a change in control of the Company (as is defined in the terms of the 2007 Directors Plan) occurs, then, in general terms and among other things (unless otherwise prescribed by the terms of the applicable award): (i) all then outstanding stock options that were granted under the plan will become exercisable in full; and (ii) the restrictions still then in force and applicable to any common shares that have been awarded under the plan as restricted stock shall lapse.

In addition, unless otherwise prescribed by the Board in an award, in the event of a change in control of the Company, the Board will have discretion to pay in cash (in lieu of the right to exercise) the then value of any then outstanding stock option provided that the then fair market value of the common shares that are subject to such option exceeds such option’s purchase price as to such shares.

7. Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions. In the event of any change affecting the common shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change in the Company, or any distributions to common shareholders of the Company other than cash dividends, the Board will make such adjustments in the aggregate number or class of common shares which may be distributed under the 2007 Directors Plan and in the number, class, and purchase or other price of shares on which the outstanding awards granted under the plan are based as it determines to be necessary or appropriate to prevent any rights provided under the plan and its awards from being enlarged or diluted by such event.

8. Fair Market Value of Common Shares. For purposes of the 2007 Directors Plan, the fair market value of a common share on any date shall generally be deemed to be the closing price of a common share on the NYSE on such date (or, if no trading in any stocks occurred at all on such exchange on such date, on the next subsequent date on which trading of stocks occurred on such exchange). If, however, common shares are not listed or traded at all on the NYSE on any date as of which a common share’s fair market value is needed to be determined for purposes of the plan, then the fair market value of a common share on such date will be determined by the Board in good faith.

9. Amendment and Termination. The 2007 Directors Plan may generally be amended or terminated by the Board, provided that no such action shall impair the rights of an Outside Director with respect to a previously granted award without the Outside Director’s consent.

However, the 2007 Directors Plan provides that no amendment to the plan shall be made without approval of the Company’s shareholders: (i) if such amendment would increase the total number of common shares reserved for issuance under all awards that may be granted under the plan; (ii) if such amendment would change the class of persons eligible for awards under the plan; or (iii) if such amendment would make any other change in the plan that is required by applicable law to be approved by the Company’s shareholders in order to be effective.

Further, the purchase or other similar price applicable to any award granted under the 2007 Directors Plan, including a stock option granted under the plan, cannot be reduced by any amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by the Company’s shareholders.

10. Federal Income Tax Consequences. The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the 2007 Directors Plan.

A stock option that is granted to an Outside Director will generally create no tax consequences for the employee or the Company at the time of the grant of the award. Further, upon exercising any stock option, the Outside Director generally must recognize ordinary income equal to the amount by which the fair market value of the common shares that are subject to the portion of the option being exercised, as determined on the date of exercise, exceeds the purchase price of such common shares, and the Company will be entitled to a deduction for the same amount.

The treatment to an Outside Director of a disposition of common shares acquired through the exercise of a stock option depends on how long the common shares have been held. Generally, there will be no tax consequence to the Company in connection with a disposition of common shares acquired under a stock option.

With respect to a restricted stock award granted under the 2007 Directors Plan to an Outside Director, the Outside Director generally must recognize ordinary income equal to the fair market value of the common shares provided under the award at the first time such common shares are not subject to a substantial risk that they will be forfeited; and the Company will be entitled to a deduction for the same amount.

In certain cases, such as an award to an Outside Director of restricted stock, the Outside Director may have the right under Section 83(b) of the Internal Revenue Code to elect to recognize as ordinary income the value of the award when issued instead of when no further substantial risk of forfeiture exists with respect to the award. In the event of such an election, the Company will be entitled to a deduction for such value at the same time.

The foregoing tax rules may be slightly adjusted for an award granted to an Outside Director who is subject to Section 16 of the Securities Exchange Act of 1934.

11. Miscellaneous. The 2007 Directors Plan generally requires that any purchase price or tax withholding obligations that apply to an Outside Director with respect to an award granted under the plan to him or her must be satisfied by the Outside Director when the award is exercised or when the award’s common shares are no longer subject to a substantial risk of forfeiture. The plan gives several different methods that the Board of Directors can use or permit to ensure that such purchase price and tax withholding requirements are satisfied.

In no event shall the Company ever be obligated to issue or deliver any common shares in connection with an award granted under the 2007 Directors Plan unless and until the Company determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which common shares are listed.

Recommendation

Approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the shareholder proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board unanimously recommends a vote FOR the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.

Effect of Management Vote on Proposal

Because the directors and officers of the Company own beneficially 9.1 million common shares, or 3.7% of the outstanding voting securities, their votes are not likely to have a material impact on whether or not the proposal is adopted.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of 2006 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company.

Plan Category	Number of securities to be issued upon exercise of stock options, warrants and rights		Weighted-average exercise price of outstanding stock options, awards, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	22,396,485	(1)	$10.29	33,844,032
Equity compensation plans not approved by security holders	191,442	(2)	—	—
Total	22,587,927		$10.29	33,844,032	(3)

(1)	Includes 21,152,942 outstanding stock options not yet exercised, 253,199 shares of time-based restricted stock and 990,344 shares of performance-based awards, restrictions on which have not yet expired. Awards were granted under various incentive plans approved by the Company’s shareholders. For performance-based awards, it is assumed that 100% of target is achieved, in the event of 110% or more of target is achieved, then an additional 674,300 shares will be issued.
(2)	The shares to be issued relate to deferred compensation in the form of previously received special awards and annual awards to non-employee directors pursuant to the “Deferred Compensation Plan for Outside Directors.” From 1997 through 2004, the directors received an annual award equal to the equivalent of a number of common shares (250 common shares in 1997, 500 common shares in 1998, 1,163 common shares in 1999, 1,500 common shares from 2000 to 2004) and for the years commencing January 2005, the award is in the amount of the equivalent number of common shares set by the Board in its discretion, which was 6,000 shares in 2005 and 2006. As a result of a plan amendment effective as of January 1, 2005 that requires the payout of all annual awards to be made in cash, the number of shares to be issued pursuant to the plan as of December 31, 2006 was reduced to approximately 42,000. The plan provides that all awards are payable provided that such non-employee director completes at least five years of active service as a non-employee director or if he or she dies while a member of the Board.
(3)	As noted above, this amount reflects the number of securities available for future issuance as of December 31, 2006. Two of the Company’s equity compensation plans, the Cincinnati Bell Inc. 1997 Long Term Incentive Plan and the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors, expire in April 2007 and 29,794,886 securities included above will no longer be available for issuance under such plans at that time. The remaining amount is attributable to an equity compensation plan that was inherited in connection with the Company’s acquisition of IXC Communications in 1999. Although the IXC plan will remain open to service some outstanding options until its expiration in 2008, the Company does not intend to issue any additional securities under the IXC plan. If the replacement plans being voted upon at the Annual Meeting are approved by the shareholders, an additional 9,000,000 securities will be available for issuance under equity compensation plans approved by shareholders.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common shares as of March 5, 2007 (except as otherwise noted) by each beneficial owner of more than five percent (5%) of the common shares outstanding known by the Company. No beneficial owner owns more than five percent (5%) of the 6 3/4% Cumulative Convertible Preferred Shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 5, 2007 (unless otherwise noted)		Percent Of Common Shares
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	25,118,513	(a)	10.1	% (a)

(a)	As reported on Schedule 13G filed on January 23, 2006 by Barclays Global Investors, N.A., as of December 31, 2006, Barclays Global Investors, N.A. had sole voting power for 15,729,056 common shares and sole dispositive power for 17,458,822 common shares and Barclays Global Fund Advisors had sole voting power and sole dispositive power for 7,659,691 common shares.

The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of March 5, 2007 (except as otherwise noted) by (i) each director and each executive officer named in the Summary Compensation Table on page 47, and (ii) all directors and executive officers of the Company as a group.

Unless otherwise indicated, the address of each director and executive officer is c/o Cincinnati Bell at the Company’s address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 5, 2007 (unless otherwise noted) (a)		Percent Of Common Shares (c)	6 3/4% Cumulative Convertible Preferred Shares Owned as of March 5, 2007 (d)	Percent of 6 3/4% Cumulative Convertible Preferred Shares (d)
Bruce L. Byrnes	107,155		*	—	—
Michael W. Callaghan	714,639		*	—	—
John F. Cassidy	4,420,422		1.8%	—	—
Phillip R. Cox	89,986		*	—	—
Rodney D. Dir	364,294		*	—	—
Robert W. Mahoney	43,000		*	—	—
Daniel J. Meyer	99,000		*	—	—
Michael G. Morris	77,497		*	—	—
Brian A. Ross	942,057		*	—	—
David B. Sharrock	90,052		*	—	—
Alex Shumate	34,000		*	—	—
Christopher J. Wilson	302,889		*	—	—
John M. Zrno	1,204,050	(b)	*	—	—

All directors and executive officers as a group (consisting of 18 persons, including those named above)	9,085,964		3.7%	25	*

*	indicates ownership of less than 1% of issued and outstanding shares.

(a)

Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan and the Directors Stock Option Plan that are exercisable by such individuals within 60 days. The following options are included in the totals: 52,000 common shares for Mr. Byrnes; 711,500 common shares for Mr. Callaghan; 3,696,750 common shares for Mr. Cassidy; 86,925 common shares for Mr. Cox;

300,000 common shares for Mr. Dir; 43,000 common shares for Mr. Mahoney; 88,000 common shares for Mr. Meyer; 52,000 common shares for Mr. Morris; 811,400 common shares for Mr. Ross; 83,250 common shares for Mr. Sharrock; 34,000 common shares for Mr. Shumate; 255,050 common shares for Mr. Wilson; and 1,199,050 common shares for Mr. Zrno.

(b)	Includes 5,000 common shares held by the Zrno Family Limited Partnership.
(c)	These numbers are based upon 247,620,311 common shares issued and outstanding as of the Record Date.
(d)

These numbers represent 6 3/4% Convertible Preferred Shares. In the aggregate, the 155,250 issued and outstanding 6 3/4% Convertible Preferred Shares are represented by 3,105,000 Depositary Shares and each 6 3/4% Convertible Preferred Share is represented by 20 Depositary Shares.

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Cincinnati Bell Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

Michael G. Morris, Chairman
Bruce L. Byrnes
Phillip R. Cox
Daniel J. Meyer
David B. Sharrock

COMPENSATION DISCUSSION AND ANALYSIS

General

This Compensation Discussion and Analysis will focus on:

•	The philosophy and objectives of the Company executive compensation program.

•	An explanation of the goals that the executive compensation program is designed to reward.

•	A description of each of the elements of the executive compensation program.

•	An explanation of why the Compensation Committee selected the elements of compensation.

•	An explanation of how the Compensation Committee determines the amounts and formulas for pay.

•	How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affected decisions regarding other elements.

Compensation Program Objectives

The Company’s compensation program follows the following primary philosophy and objectives:

•	Compensation must be competitive with other companies to attract and retain high-quality executives.

•

A significant portion of total executive compensation should be “at risk” and tied to the achievement of specific short-term and long-term performance objectives, principally the Company’s earnings and the performance of the Company’s common shares, thereby linking executive compensation with the returns realized by shareholders.

•	Compensation should provide a balance across each executive’s base salary and short-term and long-term incentive components appropriate to the current and long-term goals and strategy of the Company.

•	Compensation should award achievement of the Company’s present and longer-term strategy, which is to “de-lever, defend and grow:”

•	De-lever — the Company’s generation of cash flow to repay and reduce its outstanding indebtedness.

•	Defend — the Company’s defense from incursions by its competitors of its products and services offerings in all of its market areas.

•	Grow — the Company’s pursuit of new product and service offerings as well as expansion into new markets.

Compensation Elements and General Principles

There are three elements to the Company’s executive compensation program:

•	Fixed compensation — Base salary

•	“At-risk” annual compensation — Annual incentives paid in cash

•

“At-risk” long-term compensation — Long-term incentives that are equity awards delivered in the form of stock options and performance units, which vest over time and represent a significant portion of the executive’s total compensation

The Company provides these three forms of compensation to reflect competitive practices, to be consistent with its business objectives and to provide an appropriate reward for achieving short and long-term goals related to the Company’s current strategy to defend, de-lever and grow, which should lead to increased shareholder value.

Determining the Amount of Compensation

To determine appropriate ranges of compensation for executives, the Compensation Committee benchmarks the Company’s compensation to make certain that it is in a competitive range and that an appropriate portion of an executive’s compensation is “at risk”; that is, subject to payment only if the Company obtains certain quantitative results and the individual achieves certain qualitative results. The Compensation Committee has retained Mr. Charles Mazza, an independent compensation consultant, to assist it in its deliberations. In addition, the Company retains Towers Perrin, a compensation consulting firm, to conduct a study of market place compensation and practices. Towers Perrin obtains, compiles and supplies to the Company and the Compensation Committee competitive compensation information. This information covers two groups:

•

The first peer group consists of 19 telecommunications companies. The Company, in consultation with Mr. Mazza, reviews the companies in this group to make certain their inclusion is appropriate, and the Compensation Committee, after review, approves the peer group. The telecommunications peer group currently includes:

• Alltel Corp.	• Mediacom Communications Corp.
• AT&T	• Qwest Communications International
• BellSouth Corp.	• Sprint Nextel Corp.
• CenturyTel Inc.	• Telephone & Data Systems
• Charter Communications Inc.	• Time Warner
• Citizens Communications Co.	• United States Cellular
• Comcast Corp.	• USA Mobility Inc.
• Global Crossing Ltd.	• US LEC Corp.
• Iowa Telecommunications Services Inc.	• Verizon
• Level 3 Communications Inc.

•

The second peer group is comprised of 112 companies across many industries with annual revenues between $1 billion to $3 billion and are representative of compensation practices across many industries.

In establishing its compensation programs, the Company evaluates the following peer group data provided by its independent advisors:

•	Base pay.

•	Total target cash compensation — the sum of base pay plus target annual bonus opportunity.

•	Total target direct compensation — the sum of base pay plus target annual bonus opportunity plus target long-term incentive opportunity.

Since executive compensation is correlated with a company’s annual revenue, the Company, in consultation with its outside advisors, adjusts the compensation pay data to take into account differences in revenue among companies using a statistical technique called “regression analysis.” Applying this technique at a market 50th percentile against the Company’s annual revenue, Towers Perrin produces a suggested level of compensation for each executive officer position whose compensation is assessed and set by the Compensation Committee and/or the full Board in the case of the Chief Executive Officer.

The Company uses the market 50th percentile for setting its executive officer compensation for two reasons:

•	Benchmarking at market 50th percentile is consistent with the practice followed by a majority of companies.

•

Targeting base compensation levels at the 50th percentile allows the Company to place a higher proportion of the executive’s compensation at risk. The Company and the Compensation Committee believe this is consistent with the concept of “pay for performance.”

Market data provide only a baseline of competitive pay information for the Company and the Compensation Committee. The Compensation Committee considers other factors such as past and current pay levels, internal equity considerations and performance when setting compensation levels for each executive.

The Compensation Committee also wants to ensure that each executive has a significant percentage of compensation “at risk.” Using the benchmark data, input from its own independent consultant as well as from Company management (primarily the Chief Executive Officer and Vice President of Human Resources & Administration), the Committee allocates total target direct compensation among base salary, annual bonus and long-term incentive compensation. For 2006, the Chief Executive Officer’s base salary represented approximately 45% of total target cash compensation and approximately 19% of total target direct compensation. For the other executive officers named in this proxy statement, their base salary represented between 54% and 69% of total target cash compensation and between 31% and 54% of total target direct compensation. Based on marketplace practices, combined with the Compensation Committee members’ collective experience, the Compensation Committee believes that this allocation of pay between base pay and short term and long term incentive compensation provides a fair balance. It results in a base rate of pay that considers the external market, internal equity and the executive’s individual performance, an appropriate incentive to achieve objectives set for the current year while also providing a significant incentive that requires the executives to make decisions that are intended to sustain attainment of business objectives over the longer term.

As part of the process for setting compensation for 2007 and future years, the Compensation Committee, in late 2006, began reviewing “tally sheets” for each of the executives. Tally sheets provide the Compensation Committee with detailed information, as of a given date, about each executive’s current compensation (including the annualized value of any applicable benefit programs), a current accounting of the value of accrued/vested pay that includes the value of shares of Company stock owned by the executive, the value of any vested stock options and any other forms of equity, the vested value of any retirement benefits provided by the Company, and pay and/or benefits triggered under a variety of employment termination scenarios. This provides additional context for the Compensation Committee in setting future pay levels.

Determination of Amounts for Each Compensation Element

Base salary

An executive’s base salary is determined by an assessment of his/her performance against his/her individual job responsibilities, the executive’s effectiveness in identifying and developing future management talent, and such other factors as the Chief Executive Officer or the Compensation Committee deems relevant for such individual executive, all of which are considered in relation to the 50th percentile market base salary data for such position provided in the Towers Perrin information.

For all positions other than Chief Executive Officer, the Chief Executive Officer recommends such other executives’ base salary, and the Committee considers such recommendations and determines the base salaries.

Similarly, the Company’s Chairman of the Board solicits input from each of the other Directors regarding the Chief Executive Officer’s performance during the year. In executive session, the Chairman of the Board provides the Committee with a summary of the input received for further discussion. The Compensation Committee’s independent consultant reviews the annual executive compensation study for the Chief Executive Officer’s position. Based on these factors, the Committee determines what adjustments in base salary to recommend for approval to the full Board.

Annual Incentive

Payments under the Company’s annual incentive plan are tied to:

(i)	the Company’s level of achievement of (a) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (b) revenues and

(ii)	the executive’s individual performance.

The Company has selected these measures because it believes that investors use these measures to evaluate financial performance and because they also indicate the level of success with its strategy to de-lever, defend and grow. EBITDA is a common measure of the profitability employed in the telecommunications and other capital-intensive industries. To compute the annual bonus for each executive, the Company uses reported revenue and EBITDA. The Compensation Committee and the Board review and approve these calculations. In conjunction, it may adjust the calculated result and/or goal amount for a change in business direction or an unanticipated event.

For 2006, the Compensation Committee allocated the annual incentive targets as follows:

•	40% for attainment of the EBITDA goal

•	40% for attainment of the revenue goal

•	20% for individual performance

The Board approved both the revenue and EBITDA goals for the annual incentive plan. The results for 2006 as adjusted by the Compensation Committee for changes in business direction or unanticipated events were as follows:

•	Actual EBITDA was $447.2 million* vs. a goal of $460.3 million, which was 97.1% of goal

•	Actual revenue was $1,270.1 million vs. a goal of $1,230.9 million, which was 103.2% of goal

The EBITDA and revenue goals are assessed independently of each other and are scaled above and below their respective targets in the manner set out below.

Percentage of Criterion Achieved	Percentage of Target Paid	Percentage of Total Annual Incentive Paid
Below 95%	0%	0%
95%	50%	20%
100%	100%	40%
120% or greater	200%	80%

If a certain minimum percentage of the target goal is not obtained, no portion of the executive’s annual incentive for that criterion is paid and, if the executive’s targeted goal is exceeded, a larger percentage (up to 200%) of the target bonus is paid. For example, if 95% of the EBITDA target was reached, an executive would be paid 50% of the EBITDA target goal or 20% (50% x 40%) of the annual incentive target for that portion of the executive’s incentive.

After the determination of the amount an executive has earned pursuant to the EBITDA and revenue criteria, the Compensation Committee then considers that executive’s individual performance. The Chief Executive Officer provides the Compensation Committee with his assessment of each executive’s individual performances. Subjectively, without a specific weighting of each factor, the Chief Executive Officer’s assessment includes, depending on the executive, a consideration of financial, strategic, operational/organizational and personal performance.

At the Compensation Committee’s regularly scheduled meeting on January 26, 2007, the Chief Executive Officer presented his assessment of each of the executive’s individual performance and recommended an award for the final 20% of their bonus that is based on individual performance. The amounts awarded for 2006 to the named executive officers, also shown in the Summary Compensation Table, which was slightly above target for Mr. Dir, in excess of target bonus for Mr. Ross and approximately at target for Mr. Wilson reflect individual variation in the assessment of the individual performance portion of the bonus by the Chief Executive Officer. The Compensation Committee approved final bonus amounts as follows:

•	Rodney D. Dir — $265,610

•	Michael W. Callaghan — $91,350

•	Brian A. Ross — $345,695

•	Christopher J. Wilson — $126,500

The Compensation Committee then met in executive session to consider Mr. Cassidy’s individual performance for 2006. The Compensation Committee evaluated the information obtained from the other directors concerning the Chief Executive Officer’s individual performance, based on a discussion led by the Chairman of the Board, which included succession planning, overall development of the Company leadership team and community involvement/relationships. The Compensation Committee has wide latitude in evaluating the Chief

*	Adjusted EBITDA for bonus calculation purposes only.

Executive Officer’s performance and may recommend to the full Board a discretionary increase or decrease to the Chief Executive Officer’s final incentive award as the Compensation Committee believes is warranted. The Compensation Committee recommended to the full Board that Mr. Cassidy be awarded a bonus for 2006 of $887,004, which was above Mr. Cassidy’s target bonus for 2006. The above target bonus reflects the level of attainment against the Revenue and EBITDA goals set and the Compensation Committee’s and full Board’s assessment of Mr. Cassidy’s individual performance during the year. The full Board approved the award.

Long-term incentives

Long-term incentives are intended to emphasize that the Company’s executives need to focus on and achieve the long-term business goals of the Company. Additionally, long-term incentive awards also aid the development and retention of top management through share ownership and recognition of future performance. An executive’s realization of his/her long-term incentive means that the Company has also performed in accordance with plan over a long-term period.

The Company’s long-term incentives consist principally of stock options and performance-based awards granted under the Company’s long-term incentive plan. The Compensation Committee has divided the total long-term incentives approximately equally between stock option grants and performance unit grants because such an allocation enables the Company to compensate executive management based upon a combination of stock price appreciation and operating results that are consistent with its long-term business strategy. Stock options directly align the executive’s interest with the shareholders’ interest because any actual realized value derived from stock options requires appreciation in the Company stock price, whereas performance units vest and are convertible into common stock based upon the attainment of specific objectives. Gains from prior awards, in the Company’s and Compensation Committee’s view, have been relatively modest and were not a factor in setting long-term incentive grants in 2006. Additionally, long-term incentives are not included in the Company’s retirement program for any purpose, including calculating any retirement benefits the executive may be entitled to when he or she leaves the employ of the Company.

Stock options

The Company grants stock options at the fair market value of the Company’s common shares on the date of grant, which are outstanding for a ten year period. The “fair market value” of the Company’s common shares on the date of grant is defined in its 1997 Long Term Incentive Plan as the average of the high and low traded price of the stock on the NYSE on the date of grant. The Compensation Committee has a long-standing practice of making its annual grants of stock options at their December meeting.

The Compensation Committee (and in the case of the Chief Executive Officer, the full Board) grants stock option awards based upon a review of peer company practices and each executive’s performance (as well as the Chief Executive Officer’s recommendations concerning the other executives). To incent the executives to achieve the Company’s long-term goals, the awards vest over a three-year period with a percentage of the award vesting each year. The Compensation Committee noted that prior grants have exercise prices approximating this year’s grants, and, therefore, the prior grants had no material effect on the grant amounts awarded this year since equity appreciation from earlier grants has been very modest.

Performance Plan

Performance-based awards, which are paid in shares of common stock, are based on the achievement of specific Company quantitative goals over a three-year performance period. They are granted during the first quarter of each calendar year following finalization and approval by the full Board of the one-year, two-year cumulative and cumulative three-year financial goal(s) for the next three-year period. For the 2005 – 2007 (which target awards were made as restricted shares) and 2006 – 2008 periods (which target awards were made as performance units), the Compensation Committee (and the full Board in the case of the Chief Executive Officer) established a criterion of adjusted free cash flow. To compute each executive’s performance plan attainment, the Company adds to or subtracts from reported free cash flow certain pre-established, non-recurring, investment and financing cash flows, which include items such as financing proceeds and related fees, acquisitions, divestitures, and capital expenditures that are less than the Company’s budgeted amount. Additionally, the Compensation Committee or Board may also adjust this amount for unanticipated items or changes in certain business objectives.

The Compensation Committee and the full Board have selected adjusted free cash flow as the performance measure because both believe that the Company’s ability to generate strong cash flow over a sustained period is the key to continuing its de-lever, defend and grow strategy over the next several years. As noted above in the discussion on stock options, using peer data (along with the Chief Executive Officer’s recommendations for the other executives), the Compensation Committee makes performance unit grants to each executive other than the CEO and makes a recommendation to the full Board with respect to the Chief Executive Officer. See page 43 for a discussion of the payment of the performance units depending on the percentage of free cash flow results achieved during each year of the three-year performance period.

For the 2005 – 2006 cumulative period under the 2005 – 2007 performance cycle, the adjusted free cash flow goal and result, was, respectively, $365 million and $347.5 million, or 95.2% of the goal. With respect to the 2006 period under the 2006 – 2008 performance cycle, the adjusted free cash flow and result, was, respectively, $147 million and $160 million, or 108.8% of the goal.

The Overall Compensation Package

The material on the foregoing pages sets forth an overview and explanation of the Company’s executive compensation philosophy and how it is actually put into practice. The Company and Compensation Committee both believe that the central objective of effective compensation practice is to provide an appropriate and competitive mixture of base pay (the “fixed cost” of the program) combined with incentive compensation programs intended to create fair incentives to each executive that promotes achievement of current year goals and longer-term business strategy in a way that is complimentary to each other and closely aligned with shareholder interests. Over time, short- and long-term objectives/strategies may change, and the Company and the Compensation Committee will make changes in the various elements of compensation that they believe are responsive to these changes.

Benefits

Senior executives participate in the same pension and savings plans as all other eligible salaried and certain non-union hourly employees. These include a qualified defined benefit plan with a nonqualified provision to the extent that eligible earnings exceed the “covered compensation” limit each year. The Company funds all contributions to this plan. In addition, the Chief Executive Officer is also covered under a nonqualified supplemental retirement plan – Cincinnati Bell Pension Program (“SERP”), which the Company also fully funds. Provided Mr. Cassidy attains the age of 55 and has at least ten years of service, the SERP provides the Chief Executive Officer with a benefit equal to 50% of the average of the highest 36 months of compensation during his last five years of employment. The calculated benefit is reduced for benefits payable from both the qualified defined benefit plan and the nonqualified provision within such plan. (The Company and Compensation Committee have determined that it is unlikely that any new participants will be added to this plan in the future.) The plans are designed to provide a reasonable level of replacement income upon retirement and provide an incentive for executives to remain with the Company for a significant portion of their career. The executives, along with all other salaried employees, participate in a 401(k) savings plan, which includes a Company matching contribution feature that vests 100% of such matching contributions in the employee’s account as they are made to the plan.

Each executive participates in a broad set of benefit plans and programs, including medical, dental, vision, life, short- and long-term disability benefits and price discounts on home telephone service, on the same basis as all other salaried employees. In addition, each executive is provided with a “cafeteria – style” flexible perquisite program; that is, each executive has available to him or her a taxable annual allowance ($35,000 for Mr. Cassidy; $23,000 for Messrs. Dir, Ross and Callaghan; and $13,000 for Mr. Wilson), which the executive can use to defray expenses in connection with a wide variety of expenditures, such as tax and financial planning and automobile allowances. In addition, each of the executives has an additional $3,000 amount, which is available only to help pay for the cost of an annual executive physical examination if the executive chooses to have one. The executive does not receive any of the taxable annual allowance that is not used to obtain the services or products covered by this program, nor are they grossed up for any related income tax liability.

The Company established the flexible perquisite program many years ago in order to be competitive with the market place practice. The Company and Compensation Committee believe the current program is modest and reasonable. See page 51 for a more detailed discussion of this program and the benefits covered by it.

The Company believes that the various benefit plans and programs provided are consistent with predominant U.S. employment practices and are necessary to attract and retain executive talent.

Proxy Executive Compensation

The Compensation Committee established 2007 compensation for the proxy executives at its regularly scheduled December 2006 meeting using the principles and process described and explained above. The assessment of each executive’s performance is detailed and both objective and subjective. Their current total compensation opportunity was compared to that of other executives in similar positions in the custom group of telecommunications companies at the 50th percentile of market pay after adjusting for differences in annual revenue of the company. Their compensation is based on both the Company’s performance as well as each executive’s personal performance and is designed to be aligned with the existing business strategies to de-lever, defend and grow the Company.

Mr. Cassidy reviewed each element of the individual executive’s total compensation opportunity — base salary, annual bonus and long-term incentive compensation with the Compensation Committee. In addition, the Compensation Committee reviewed a tally sheet showing the value or cost of the various benefit, retirement and perquisite plan participation for each named executive officer.

Based on the principles previously discussed, Mr. Cassidy made the following recommendations, which the Compensation Committee approved, based on data from the compensation study, his assessment of individual performance and internal equity:

•	Base Salary:

•	Mr. Dir’s salary was increased from $300,000 to $330,000 beginning in 2007.

•	Mr. Callaghan’s salary was not reviewed due to his year-end retirement.

•	Mr. Ross’s salary was increased from $350,000 to $375,000 beginning in 2007.

•	Mr. Wilson’s salary was increased from $250,000 to $300,000 beginning in 2007.

•	Annual Bonus Target:

•	Mr. Dir’s target bonus remains unchanged at 85% of base salary for 2007.

•	Mr. Callaghan’s bonus target was not reviewed due to his year-end retirement.

•	Mr. Ross’s target bonus was increased from 85% to 100% of base salary for 2007.

•	Mr. Wilson’s target bonus remains unchanged at 50% of base salary for 2007.

•	Long-Term Incentives:

•

For the 2006 fiscal year Mr. Dir was granted 50,000 performance units during the first quarter of 2006 with respect to the three-year 2006 – 2008 performance plan, which accounted for approximately 50% of Mr. Dir’s long-term incentive opportunity. On December 1, 2005, the Compensation Committee granted Mr. Dir 100,000 nonqualified stock options for the 2006 fiscal year. For the 2007 fiscal year, Mr. Dir received a grant of 100,000 nonqualified stock options at the Compensation Committee’s regularly scheduled December 8, 2006 meeting and, following approval of goals for the 2007 – 2009 performance unit plan, Mr. Dir received a target grant of 50,000 performance units at the Compensation Committee’s January 2007 meeting.

•

Mr. Callaghan has not participated in any of the three-year performance plan cycles due to his participation in the 2003 success bonus plan. On December 1, 2005, the Compensation Committee granted Mr. Callaghan 75,000 nonqualified stock options for the 2006 fiscal year. For the 2007 fiscal year, Mr. Callaghan did not receive a grant of stock options because of his retirement on December 31, 2006.

•

For the 2006 fiscal year Mr. Ross was granted 62,500 performance units during the first quarter of 2006 with respect to the three-year 2006 – 2008 performance plan, which accounted for approximately 50%

of Mr. Ross’s long-term incentive opportunity. On December 1, 2005, the Compensation Committee granted Mr. Ross 150,000 nonqualified stock options for the 2006 fiscal year. For the 2007 fiscal year, Mr. Ross received a grant of 200,000 nonqualified stock options at the Compensation Committee’s regularly scheduled December 8, 2006 meeting and, following approval of goals for the 2007 – 2009 performance unit plan, Mr. Ross received a target grant of 75,000 performance units at the Compensation Committee’s January 2007 meeting.

•

For the 2006 fiscal year Mr. Wilson was granted 43,500 performance units during the first quarter of 2006 with respect to the three-year 2006 – 2008 performance plan, which accounted for approximately 50% of Mr. Wilson’s long-term incentive opportunity. On December 1, 2005, the Compensation Committee granted Mr. Wilson 77,400 nonqualified stock options for the 2006 fiscal year. For the 2007 fiscal year, Mr. Wilson received a grant of 100,000 nonqualified stock options at the Compensation Committee’s regularly scheduled December 8, 2006 meeting and, following approval of goals for the 2007 – 2009 performance unit plan, Mr. Wilson received a target grant of 50,000 performance units at the Compensation Committee’s January 2007 meeting.

The Compensation Committee then met in executive session with only its independent outside consultant present, to determine the amount of Mr. Cassidy’s compensation elements for 2007. The Compensation Committee reviewed its recommendations and the full Board approved those changes.

In doing so, the Compensation Committee focused its deliberations primarily on the following factors in determining Mr. Cassidy’s compensation:

•	The objectives of the Company’s compensation programs;

•	The compensation of other Chief Executive Officers in the custom group of telecommunications companies;

•	The overall results achieved by the Company in a highly competitive market environment; and

•	Mr. Cassidy’s personal performance including succession planning and his personal involvement in community affairs in the greater Cincinnati area.

The Compensation Committee also took into consideration Mr. Cassidy’s request that his current base salary remain unchanged for 2007.

As a result of the data and the deliberations, the Compensation Committee recommended, and the full Board approved, the following changes:

•	Base Salary — Mr. Cassidy’s base salary for 2006 was $645,000 and will remain unchanged at $645,000 for 2007.

•	Annual Bonus Target — Mr. Cassidy’s target bonus for 2006 was 120% of base salary and will be increased to 130% of base salary for 2007.

•

Long-Term Incentives — For the 2006 fiscal year, Mr. Cassidy was granted 286,500 performance units during the first quarter of 2006 with respect to the three-year 2006 – 2008 performance plan, which accounted for approximately 50% of Mr. Cassidy’s long-term incentive opportunity. In addition, the Committee also granted Mr. Cassidy 425,000 nonqualified stock options on December 1, 2005 and 85,000 stock options were granted on January 27, 2006. For the 2007 fiscal year, Mr. Cassidy received a grant of 574,350 nonqualified stock options at the Committee’s regularly scheduled December 8, 2006 meeting and, following approval of goals for the 2007 – 2009 performance unit plan, Mr. Cassidy received a target grant of 298,200 performance units at the Committee’s January 2007 meeting.

The value of the Company’s retirement program was not considered in any of the compensation decisions made on proxy officer compensation because survey data tends to focus on those elements of pay which most directly align the interests of executives and shareholders, which the Company believes is most effectively accomplished through its short- and long-term incentive compensation programs.

Miscellaneous Items

Stock Ownership Guidelines

The Compensation Committee recognizes that executive stock ownership is an important means of aligning the interests of the Company’s executives with those of its shareholders. To that end, the Compensation Committee has established the following stock ownership guidelines:

Chief Executive Officer — 3 times base salary

Other named executive officers — 1.5 times base salary

Since the personal situation of each executive may vary, the Compensation Committee has not set a specific period of time in which the ownership level must be achieved, but does expect each executive to make measurable progress on a year-over-year basis as evidenced by the number of shares owned multiplied by the fair market value of the Company’s stock. Aside from the Company’s actual performance from one year to the next, the price of the Company’s stock price may vary due to the general condition of the general economy, which may also be reflected in the trend of the stock market. Therefore, the Compensation Committee may measure an executive’s progress more on the basis of the year-over-year increase in the number of shares owned than the actual market value in relation to the executive’s ownership goal. For purposes of measuring ownership, only shares owned outright by the executive (including shares owned by the executive’s spouse and/or dependent children, and shares owned through the Company’s savings plan and/or deferred compensation plan) are included. Shares represented by vested stock options or any other form of equity for which some condition remains to be completed before the executive has earned a right to and actually received the shares (except as may have been electively deferred to a future date) are not included in determining the executive’s level of ownership.

As of February 28, 2007, Mr. Cassidy owned shares valued at approximately 125% of his ownership target of three times his base salary. In addition, as of February 28, 2007, Mr. Dir, who joined the Company in July 2005, has achieved approximately 45% of his ownership goal; Mr. Wilson has achieved approximately 46% of his ownership goal and Mr. Ross has achieved approximately 95% of his ownership goal. The ownership target changes as the executive’s base salary is adjusted.

Severance/Change-in-Control Payments and Benefits

The severance and change-in-control payments and benefits described in more detail beginning on page 60 were important to ensure the retention of Mr. Cassidy and the other named executive officers at the time they were promoted to their present positions and to their continued retention. The payments and benefits are comparable to those that their predecessors in office were receiving and are reasonable and consistent with market practice. Market survey data indicates that the level of payments and benefits is comparable to that provided by other companies to employees at a similar level. Providing employment agreements to these key executives provides several advantages to the Company. These agreements give the Company the flexibility to make changes in key executive positions, if such change is determined by the Company or the Board to be in the best interests of the Company. Under the provisions of the employment agreements, the Company and the Board have the flexibility to make such a change with or without a showing of cause and the provisions of the agreements minimize the potential for litigation by establishing separation terms in advance and requiring that any dispute be resolved through an arbitration process. Additionally, the Company considers the employment agreements to be important in situations involving a possible change-in-control because they provide the executives with sufficient compensation and clarity of terms, should a change in control occur. Thus, the executives are able to devote their full attention to fairly evaluate the potential transaction and its benefit to the Company and its shareholders rather than being distracted by the transaction’s possible effect on their personal employment situation. In addition, other employment termination scenarios covered by the agreements include disability, death, termination by the Company for cause, and the executive’s voluntary termination.

Mr. Callaghan’s employment agreement included a provision, that was amended into his agreement on February 3, 2003, whereby he was entitled to a payment equal to two times the sum of his base salary plus target bonus should he elect to terminate his employment with the Company by December 31, 2006. In addition, Mr. Callaghan was entitled to continue his medical, dental, vision and life insurance at active employee contribution rates for a two year period following his termination of employment plus payment of an additional amount equal to the present value of an additional two years of participation in the pension plan based on his base salary and target bonus in effect on his last day of employment.

Adjustments and/or Recovery of Award Payments

The Company is subject to and adheres to the requirements of Section 304 of the Sarbanes Oxley Act. Therefore, if the Company was required to restate its financial results due to any material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the securities laws, it would act promptly to recover from the Chief Executive Officer and Chief Financial Officer any bonus or other incentive-based or equity-based compensation received and/or any profits from the sale of securities of the Company during the twelve month period following the date the financial statements, that were subject to restatement, were issued.

Compensation Limitation

Section 162(m) of the Internal Revenue Code generally limits the available deduction to the Company for compensation paid to any of the Company’s named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. Although the Compensation Committee considers the anticipated tax treatment to the Company and the executive officers of its compensation payments, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of any person who served as the principal executive officer (John F. Cassidy) or principal financial officer (Brian A. Ross) during the fiscal year ended December 31, 2006, and the three most highly compensated persons who served as executive officers (Rodney D. Dir, Michael W. Callaghan, Christopher J. Wilson) as of December 31, 2006 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)			Option Awards ($) (c)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
John F. Cassidy President and Chief Executive Officer	2006	645,000	887,004	1,232,087	(a	)	54,164	870,473	37,459	3,726,187
Brian A. Ross Chief Financial Officer	2006	350,000	345,695	220,211	(a	)(b)	9,050	48,990	31,400	1,005,346
Rodney D. Dir Chief Operating Officer	2006	300,000	265,610	244,330	(a	)	4,525	48,813	25,389	888,667
Michael W. Callaghan Senior Vice President — Corporate Development	2006	250,000	91,350	2,260	(b	)	—	54,788	851,176	1,249,574
Christopher J. Wilson Vice President, General Counsel and Secretary	2006	250,000	126,500	144,043	(a	)(b)	4,525	18,905	20,148	564,121

(a)	The stock awards for each of the named executives, excluding Mr. Callaghan, represent the amount of FAS 123(R) expense accrued in 2006 for the 2005 – 2006 cumulative period portion of the 2005 – 2007 performance period and the 2006 period under the 2006 – 2008 performance period that was payable based on free cash flow results as of the end of 2006 for the respective periods. The expense was based on the actual payout earned and was based on the fair market value of the Company’s stock on the date the grants were first made; January 28, 2005 at $4.295 per share, in the case of the 2005 – 2007 performance period and March 27, 2006 at $4.285 per share, in the case of the 2006 – 2008 performance period. Additionally, the amounts include accrued expense for the 2006 – 2007 cumulative period portion of the 2006 – 2008 performance period. For a discussion of these awards, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.
(b)	The values also reflect the FAS 123(R) expense the Company recorded in 2006 related to time-based restricted stock awards granted to Messrs. Ross, Callaghan and Wilson on February 5, 2004 and vesting on February 5, 2006. For a discussion of valuation assumptions and methodology, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.
(c)	The values reflect the FAS 123(R) expense the Company recorded in 2006 related to stock options granted to each of the executives on December 8, 2006, and the January 27, 2006 grant to Mr. Cassidy. For a discussion of valuation assumptions and methodology, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. The actual stock option grants are shown in the Grant of Plan-Based Awards table on page 49.
(d)	The amounts shown in this column for Messrs. Cassidy, Ross, Dir, Callaghan and Wilson represent the one-year increase in the value of their qualified defined benefit plan and nonqualified excess plan as of December 31, 2006, projected forward to age 65 for each executive with interest credited at the rate a terminated participant would be given (3.5%) and then discounted back to December 31, 2006 at the discount rate of 5.75% required under FAS 87. Mr. Cassidy’s total increase also includes an amount equal to $203,000, which represents the change from 2005 to 2006 in the actuarial present value of the accumulated benefit for a contractual retirement benefit in his employment agreement. Additionally, it includes $505,000, which represents the change from 2005 to 2006 in the actuarial present value of the accumulated benefit under the SERP. None of the executives receive any preferential treatment under the Company’s retirement plans.

(e)	The table below shows the components of the “All Other Compensation” column.

Name	401(k) Match ($)	Flexible Perquisite Program Reimbursements ($) (1)	Severance Payment ($) (2)	Total “All Other Compensation” ($)
John F. Cassidy	8,400	29,059	—	37,459
Brian A. Ross	8,400	23,000	—	31,400
Rodney D. Dir	8,400	16,989	—	25,389
Michael W. Callaghan	8,494	23,000	819,682	851,176
Christopher J. Wilson	7,233	12,915	—	20,148

(1)	For more detail about the Company’s Flexible Perquisite Reimbursement Program see the discussion in the Compensation Disclosure and Analysis beginning on page 37. In 2006, the following program benefits were utilized by the executives: Mr. Cassidy — automobile allowance election, legal/financial planning fees and club dues; Mr. Ross — automobile allowance, club dues, life insurance, monthly home security system and legal/financial planning fees; Mr. Dir — automobile allowance, club dues and legal/financial planning fees; Mr. Callaghan — automobile allowance, club dues and legal/financial planning fees; and Mr. Wilson — automobile allowance, club dues, life insurance premiums and legal/financial planning fees. None of the executives received in excess of $25,000 for any individual type of perquisite available under the Flexible Perquisite Reimbursement Program.
(2)	Mr. Callaghan’s severance payment was pursuant to his employment agreement which provided for a payment equal to two times the sum of his current base salary plus target bonus in effect on his last day of employment. The severance payment also includes an amount equal to the present value of an additional two years of participation in the Company’s pension plan as though his base salary and target bonus had remained unchanged.

Grants of Plan-Based Awards

The following table sets forth information concerning option grants to the Named Executive Officers during the fiscal year ended December 31, 2006 as well as estimated future payouts under cash incentive plans:

Grant of Plan-Based Awards in 2006 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (b)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Company Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (c)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John F. Cassidy	01/27/06	—	—	—	—	—	—	—	85,000	3.49	3.48	92,208
	12/08/06	—	—	—	—	—	—	—	574,350	4.735	4.73	935,616
	03/27/06	—	—	—	214,875	286,500	429,750	—	—	—	4.36	—

Brian A. Ross	12/08/06	—	—	—	—	—	—	—	200,000	4.735	4.73	325,800
	03/27/06	—	—	—	46,875	62,500	93,750	—	—	—	4.36	—

Rodney D. Dir	12/08/06	—	—	—	—	—	—	—	100,000	4.735	4.73	162,900
	03/27/06	—	—	—	37,500	50,000	75,000	—	—	—	4.36	—

Michael W. Callaghan	N/A	—	—	—	—	—	—	—	—	—	—	—

Christopher J. Wilson	12/08/06	—	—	—	—	—	—	—	100,000	4.735	4.73	162,900
	03/27/06	—	—	—	32,625	43,500	65,250	—	—	—	4.36	—

(a)	The Company granted performance units to each of the executives named above, except Mr. Callaghan who retired on December 31, 2006. If the Company attains the cumulative three-year free cash flow goal for the 2006 – 2008 performance period, each of the executives will be awarded their target units and paid in shares of common stock. If the Company achieves 90% of the cumulative three-year free cash flow goal, each of the executives will be awarded units equal to 75% of their original target unit grant. If the Company achieves 100% of the cumulative three-year cash flow goal, each of the executives will be awarded units equal to 100% of their target unit grant. If the Company’s cumulative three-year free cash flow is 110% or more of the cumulative three-year goal, each of the executives will be awarded units equal to 150% of the original target unit grant. The fair market value of one unit is equivalent to one share of common stock and, as required under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, is determined by averaging the low and high traded price of the Company’s stock on the NYSE on the date of grant. The average of the high and low price of the Company’s common shares on the NYSE on March 27, 2006 was $4.285.
(b)	The material terms of the options granted are: grant type — non-incentive; exercise price — fair market value on grant date; vesting — 28% on the first anniversary of the original grant date and thereafter at the rate of 3% per month for the next 24 months; term of grant — 10 years; termination — except in the case of death, disability or retirement, any unvested options will be cancelled 90 days following termination of employment.
(c)	The amounts set forth in this column represent the amount that will be expensed by the Company over the three-year vesting period. The grant date fair value was determined using the Black-Scholes option-pricing model. For further discussion of assumptions and valuation, refer to Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Discussion of Summary Compensation Table and Grant of Plan-Based Awards

Employment Agreements

During 2006, all of the Named Executive Officers were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the Named Executive Officer’s base salary, bonus opportunities, entitlement to participate in the Company’s benefit and pension plans and to receive equity awards, and post-termination benefits and obligations.

Mr. Cassidy’s employment agreement, which was effective as of January 1, 1999 (and amended on September 20, 2002 and July 26, 2005), provides for the employment and retention of Mr. Cassidy for a four-year term commencing January 1, 1999 subject to automatic one-year extensions. Mr. Cassidy’s employment agreement provides for:

•	a minimum base salary of $550,000 per year and a minimum bonus target of $495,000 per year;

•	an initial grant of options in 1999 to purchase 30,000 common shares and additional grants to be determined each subsequent year;

•	an initial restricted stock award in 1999 of 40,000 common shares which vested on May 23, 2003; and

•	a nonqualified supplemental retirement plan.

Because Mr. Cassidy has been employed by the Company for over 10 years and was employed after April 8, 2006, his nonqualified supplemental retirement plan benefit has vested and is equal to the portion of his accrued pension under the Cincinnati Bell Management Pension Plan that is attributable to his first ten years of service. Mr. Cassidy’s supplemental pension shall be paid to him (or his estate if his employment terminates by reason of his death) in a single lump sum within ninety days after the termination of his employment.

Mr. Ross’s employment agreement, which was effective July 26, 2005, provides for the employment and retention of Mr. Ross for a one-year term subject to automatic one-year extensions. Mr. Ross’s employment agreement provides for a minimum base salary of $350,000 per year and a minimum bonus target of $297,500 per year.

Mr. Dir’s employment agreement, which was effective July 26, 2005, provides for the employment and retention of Mr. Dir for a one-year term subject to automatic one-year extensions. Mr. Dir’s employment agreement provides for a minimum base salary of $300,000 per year, a minimum bonus target of $255,000 per year, a guaranteed bonus for 2005 (which was paid in early 2006 when other annual bonuses are customarily paid) of $255,000 and an initial grant of 200,000 stock options on his first day of employment (July 11, 2005).

Mr. Callaghan’s employment agreement, which was effective December 4, 2001 (and amended on February 3, 2003, October 22, 2003, December 3, 2004 and December 15, 2005), provides for the employment and retention of Mr. Callaghan for a two-year term subject to automatic one-year extensions. Mr. Callaghan’s employment agreement provides for a minimum base salary of $250,000 per year; a bonus target of $100,000 per year; and an initial grant of options to purchase 100,000 common shares in 2001 and additional grants to be determined each subsequent year. In addition, under the February 3, 2003 amendment to his employment agreement, Mr. Callaghan became eligible to receive a one-time bonus payment equal to 50% of the sum of his then current annual base salary and bonus target upon completion of the sale of the Company’s broadband business (the “Success Plan”). The February 3, 2003 amendment also gave Mr. Callaghan the right to terminate his Employment Agreement at any time within the seven calendar days following completion of the Success Plan with the same rights and privileges that would have accrued to Mr. Callaghan had the Company terminated his Employment Agreement within one year of a change in control. Amendments to his employment agreement dated October 22, 2003, December 3, 2004 and December 15, 2005 effectively postponed this self-termination right to the time period between December 26, 2006 and December 31, 2006. Mr. Callaghan exercised this self-termination right and terminated his employment with the Company effective December 31, 2006.

Mr. Wilson’s employment agreement, which was effective July 26, 2005, provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. Mr. Wilson’s employment agreement provides for a minimum base salary of $250,000 per year and a minimum bonus target of $125,000 per year.

Each of the Named Executive Officers participates in the Cincinnati Bell Management Pension Plan (the “Management Pension Plan”), which is a qualified defined benefit plan, and a nonqualified excess benefit plan (the provision for this excess benefit is contained in the qualified defined benefit pension plan document), which applies the same benefit formula to that portion of the base wages and annual bonus payment that exceeds the maximum compensation that can be used in determining benefits under a qualified defined benefit pension plan. All salaried and non-union hourly employees of the Company also participate in the Management Pension Plan on the same basis and their benefits vest over a five-year period at the rate of 20% per year. Covered compensation for purposes of calculating benefits include base wages — including any applicable overtime wages paid — plus annual bonus payments. Upon separation from employment, vested benefits are payable either as a lump-sum, a single life annuity or, for married participants, a 50% joint and survivor, which provides a reduced benefit for the employee in order to provide a benefit equal to 50% of that amount if the employee dies before his/her spouse. The Management Pension Plan is described in further detail on page 56.

Finally, Mr. Cassidy is also covered under a nonqualified supplemental retirement plan – Cincinnati Bell Pension Program (“SERP”). The SERP provides covered participants with a benefit equal to 50% of their average monthly compensation, which is the average monthly compensation for the highest 36 month period during the participants last five years of employment, less an offset for any benefits payable from the qualified and nonqualified provisions of the Cincinnati Bell Management Pension Plan and the participant’s projected age 65 social security benefit. Benefits are reduced 2.5% per point for age and service to the extent the sum of the participant’s age plus years of service equals less than 75. Participants are also provided with an additional payment equal to their estimated age 62 social security benefit until they reach age 62. Benefits are normally payable as an annuity — either single life or 50% joint and survivor for married participants — or as a 15-year installment. Under the terms of the Program, a participant must be at least age 55 and have attained at least 10 years of service to be vested in their benefit.

Each of the employment agreements also provide for severance payments upon termination of employment as a result of death or disability, termination by the Company without cause or termination upon a change of control. The payments to the Named Executive Officers upon termination or a change in control are described on page 60.

Long-term Incentives

The Compensation Committee has divided the total long-term incentives granted to the Named Executive Officers approximately equally between stock option grants and performance unit grants because such an allocation (i) prevents an excessive portion of long-term compensation being aligned solely on the achievement of stock price appreciation and (ii) provides an equivalent opportunity for an executive to be rewarded based on the Company achieving its more objective quantitative operating results that are consistent with its long-term business strategy. Prior to 2006, the Compensation Committee also granted performance restricted shares to the Named Executive Officers. The long-term incentives granted to the Named Executive Officers are described in the Compensation Discussion and Analysis that begins on page 37.

Other Benefits

Each Named Executive Officer is eligible to participate in the Cincinnati Bell Inc. Flexible Perquisite Reimbursement Program and to receive the Company’s matching contribution under the qualified defined contribution plan in which all salaried employees of the company are eligible to participate. The flexible perquisite program provides each eligible executive with an annual allowance (Mr. Cassidy — $35,000, Mr. Dir — $23,000, Mr. Ross — $23,000, Mr. Callaghan — $23,000 and Mr. Wilson — $13,000) that may be used to cover a variety of expenses, including

•	automobiles (up to 60% of their annual allowance),

•	tax planning and preparation,

•	financial and estate planning,

•	legal fees (excluding legal fees incurred in connection with an action against the Company),

•	additional life and disability insurance that the executive may maintain on him or herself,

•	initiation fees and monthly dues in connection with social clubs,

•	installation and monthly fees for home security,

•	adoption fees,

•	purchase of software designed to provide or assist with tax planning/preparation, and

•	financial, estate and legal planning/documents.

Executives must pay first for eligible services and submit an invoice and evidence of payment in order to be reimbursed. In addition, the Company believes these executives should have annual, extensive physical examinations and, to encourage the executive to do so, provides an additional amount equal to $3,000 annually exclusively to defray the cost of such physical exams. This additional amount may not be used for any other purpose. Executives may submit requests for reimbursements for any given year until March 31st of the year following the year in which the expense was incurred. Any unused amounts, both the annual allowance and the additional amount for executive physicals, may not be carried over to the next year and are forfeited by the executive.

Salary and Cash Incentive Awards in Proportion to Total Compensation

Proportionately, the approximate percentage of total compensation in 2006 for each named executive represented by the sum of their salary plus bonus is as follows: Mr. Cassidy — 41%, Mr. Ross — 69%, Mr. Dir — 64%, Mr. Callaghan — 27% and Mr. Wilson — 67%.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning options and other equity awards held by the Named Executive Officers at December 31, 2006:

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)
John F. Cassidy	6,000	—	—	12.981	01/02/07
	6,000	—		13.155	01/02/08
	57,300	—		16.75	01/04/09
	20,000	—		18.6875	08/20/09
	200,000	—		16.7813	09/17/09
	15,000	—		35.9688	01/03/10
	400,000	—		23.5313	05/23/10
	80,000	—		22.8438	01/02/11
	400,000	—		9.645	12/04/11
	600,000	—		3.48	12/05/12
	801,000	—		5.655	12/04/13
	666,100	—		3.70	12/03/14
	425,000	—		3.995	12/01/15
	—	85,000		3.49	01/27/16
	—	574,350		4.7350	12/08/16
						—	—	582,104	2,660,215

Brian A. Ross	400	—	—	18.3438	01/04/09
	15,000	—		17.50	09/13/09
	25,000	—		35.9688	01/03/10
	20,000	—		22.8438	01/02/11
	5,000	—		16.425	09/05/11
	25,000	—		9.645	12/04/11
	60,000	—		3.48	12/05/12
	61,000	—		5.655	12/04/13
	300,000	—		5.57	01/29/14
	150,000	—		3.70	12/03/14
	150,000	—		3.995	12/01/15
	—	200,000		4.735	12/08/16
						—	—	94,660	432,596

Rodney D. Dir	200,000	—	—	4.51	07/11/15
	100,000	—		3.995	12/01/15
	—	100,000		4.735	12/08/16
						—	—	96,080	439,086

Michael W. Callaghan	3,200	—	—	12.981	01/02/07
	5,100	—		13.155	01/02/08
	20,000	—		22.375	03/31/09
	400	—		22.25	04/01/09
	250,000	—		16.7813	09/17/09
	20,000	—		35.9688	01/03/10
	15,000	—		22.8438	01/02/11
	100,000	—		9.645	12/04/11
	100,000	—		3.48	12/05/12
	51,000	—		5.655	12/04/13
	75,000	—		3.70	12/03/14
	75,000	—		3.995	12/01/15
						—	—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)
Christopher J. Wilson	8,000	—	—	16.75	01/04/09
	8,000	—		35.9688	01/03/10
	7,250	—		22.8438	01/02/11
	1,000	—		16.425	09/05/11
	7,400	—		9.645	12/04/11
	20,000	—		3.48	12/05/12
	51,000	—		5.655	12/04/13
	75,000	—		3.70	12/03/14
	77,400	—		3.995	12/01/15
	—	100,000		4.735	12/08/16
						—	—	59,580	272,281

(a)	All options granted are for a maximum period of ten years from the date of grant and vest over a three year period. Options vest 28% on the first anniversary of the original date of grant and, thereafter, at the rate of 3% per month for the next 24 months. Options granted to Mr. Cassidy on January 27, 2006 will vest 28% on January 27, 2007 and at the rate of 3% per month thereafter for the next 24 months. Options granted on December 8, 2006, will vest 28% on December 8, 2007 and at the rate of 3% per month thereafter for the next 24 months.
(b)	Amounts shown in the column represent performance restricted shares originally granted for the 2005 – 2007 performance period less performance restricted shares that were earned for the 2005 performance period and awarded and vested on February 28, 2006 (see Nonqualified Deferred Compensation Table on page 58) plus the performance unit grant made to each of the executives for the 2006 – 2008 performance period on March 27, 2006.
(c)	Amounts represent the value of equity incentive plan awards not yet vested based on the closing price of the Company’s common shares on the NYSE on December 29, 2006 ($4.57), which was the last trading day of 2006.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and the vesting of stock held by the Named Executive Officers during the fiscal year ended December 31, 2006:

Option Exercises and Stock Vested in 2006 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($) (b)
John F. Cassidy	—	—	255,896	1,046,615
Brian A. Ross	—	—	37,840	150,066
Rodney D. Dir	—	—	13,920	56,933
Michael W. Callaghan	—	—	10,000	36,200
Christopher J. Wilson	—	—	23,920	93,133

(a)	Mr. Cassidy and Mr. Ross both elected to defer their share awards earned under the 2005 — 2007 performance period and attributable to 2005 performance, 255,896 shares in the case of Mr. Cassidy and 27,840 shares in the case of Mr. Ross.
(b)	Amounts represent the fair market value of the shares acquired by each of the executives on the date such awards vested. The value of the 10,000 time-based restricted shares that vested for each of Messrs. Ross, Callaghan and Wilson, is calculated based on the closing price of the Company’s common shares on the NYSE on February 3, 2006 ($3.62). For all other shares that vested in 2006, which were awarded under the 2005 — 2007 performance period, the value is calculated based on the closing price of the Company’s common shares on the NYSE on February 28, 2006 ($4.09). Messrs. Cassidy and Ross deferred receipt of the shares awarded for the 2005-2007 performance period. Deferrals of share awards are required, under the terms of the 1997 Cincinnati Bell Inc. Executive Deferred Compensation Plan, to be invested in common shares of the Company for a period of at least six months. Shares deferred are payable upon the termination of employment in two annual installments beginning the later of six months following the date of termination of employment or March 1st of the year following the year in which the executive terminates his employment with the Company.

Pension Benefits

The following table sets forth information concerning the pension benefits to the Named Executive Officers:

Pension Benefits for 2006 Fiscal Year

Name	Plan Name	Number of Years Credited Service (#) (e)	Present Value of Accumulated Benefit ($) (f) (g)	Payments During Last Fiscal Year ($)
John F. Cassidy	Qualified Defined Benefit Plan (a)	11	169,375	—
	Non-Qualified Excess Plan (b)	11	714,405	—
	Non-Qualified Supplemental Plan (c)	11	3,033,710	—
	Employment Agreement (d)	11	968,996

	Total		4,886,486
Brian A. Ross	Qualified Defined Benefit Plan (a)	9	106,384	—
	Non-Qualified Excess Plan (b)	9	126,995	—

	Total		233,379
Rodney D. Dir	Qualified Defined Benefit Plan (a)	1	21,789	—
	Non-Qualified Excess Plan (b)	1	27,024	—

	Total		48,813
Michael W. Callaghan	Qualified Defined Benefit Plan (a)	13	126,340	—
	Non-Qualified Excess Plan (b)	13	218,635	—

	Total		344,975
Christopher J. Wilson	Qualified Defined Benefit Plan (a)	8	62,128	—
	Non-Qualified Excess Plan (b)	8	27,420	—

	Total		89,548

(a)	Cincinnati Bell Management Pension Plan
(b)	Nonqualified ERISA Excess Provisions of the Cincinnati Bell Management Pension Plan
(c)	SERP
(d)	Employment Agreement between the Company and Mr. Cassidy
(e)	None of the executive officers have been granted additional years of service under any of the plans and this column reflects the actual years of service of each executive officer.
(f)	Amounts in the column represent the accumulated benefit obligation computed using the same assumptions as used for financial reporting purposes, described in more detail in Note 9 to our Consolidated Financial Statements included in our Annual report on Form 10-K for the year ended December 31, 2006.
(g)	If any of the executive officers had retired on December 31, 2006, they would be entitled a benefit equal to the balance then credited to them, without any reduction, under the Cincinnati Bell Management Pension Plan (both the Qualified Defined Benefit Plan portion and the Non-Qualified Excess Plan portion) as of that date. They may elect a lump-sum or equivalent annuity form of payment. Although Mr. Cassidy would receive the benefit under his employment agreement if he retires, because Mr. Cassidy has not attained 55 years of age, he would not be entitled to any benefits under the SERP described above.

All of the Named Executive Officers of the Company participated during 2006 in the Cincinnati Bell Management Pension Plan (the “Management Pension Plan”), which is a tax-qualified defined benefit pension plan. The Management Pension Plan is the same plan that is available to all other eligible salaried and certain non-union hourly employees. Mr. Cassidy also participates in the SERP. Contributions to the Management Pension Plan and the SERP are fully funded by the Company.

The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant’s attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit was $220,000 for 2006). A participant’s plan compensation for the year equals the participant’s base salary plus any commissions or bonuses received. To the extent that a participant’s plan compensation exceeds the aforementioned annual compensation limitation, additional pension credits are given for such additional compensation under a non-tax-qualified retirement plan that is operated in conjunction with the Management Pension Plan (the “Excess Benefit Plan”). The following chart shows the 2006 annual pension credits that are given at the ages indicated:

Attained Age	Pension Credits
Less than 30 years	3.00% of total plan compensation plus 3.00% of excess compensation for 2006*
30 but less than 35 years	3.25% of total plan compensation plus 3.25% of excess compensation for 2006
35 but less than 40 years	3.75% of total plan compensation plus 3.75% of excess compensation for 2006
40 but less than 45 years	4.50% of total plan compensation plus 4.50% of excess compensation for 2006
45 but less than 50 years	5.25% of total plan compensation plus 5.25% of excess compensation for 2006
50 but less than 55 years	6.50% of total plan compensation plus 6.50% of excess compensation for 2006
55 or more years	8.00% of total plan compensation plus 8.00% of excess compensation for 2006

*	For purposes of the above charge, “excess compensation” means the portion of a plan participant’s total plan compensation for 2006 that exceeds the Social Security old-age retirement taxable wage base for 2006.

A participant’s account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate was 4.0% per annum for 2006 with respect to a participant while he or she is still employed by the Company or a Company subsidiary and 3.5% (or 4.0% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant’s account also was credited with pension credits equivalent to the participant’s accrued benefit under the plan or such other plans on that date or when such benefits are transferred, as the case may be).

After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant’s cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

Under the SERP, each current active participant’s pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant’s average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant’s benefits payable under the Management Pension Plan (including for this purpose amounts payable under the Excess Benefit Plan and any other amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant’s years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

In addition, Mr. Cassidy’s employment agreement with the Company provides an additional retirement benefit. Pursuant to such employment agreement, if Mr. Cassidy’s employment terminates on or after April 8, 2006, his SERP shall equal that portion of his accrued pension under the Management Pension Plan that is attributable to his first ten years of service. This SERP shall be paid to Mr. Cassidy (or his estate if his employment terminates by reason of his death) in a single lump sum within ninety days after the termination of his employment.

Nonqualified Deferred Compensation

The following table sets forth information concerning compensation deferred by the Named Executive Officers:

Nonqualified Deferred Compensation for 2006 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($) (a)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($)
John F. Cassidy	1,046,615	—	138,730	(b)(c)	—	1,237,995
Brian A. Ross	113,866	—	13,363	(b)	—	127,229
Rodney D. Dir	—	—	—		—	—
Michael W. Callaghan	—	—	140,730	(d)	—	894,497
Christopher J. Wilson	—	—	—		—	—

(a)	Mr. Cassidy deferred receipt of his performance restricted share award of 255,896 shares earned for 2005 for the 2005 – 2007 performance period that was paid on February 28, 2006. For the same period, Mr. Ross also deferred his performance restricted share award of 27,840 shares. The amounts shown in the column are based on the closing price of the Company’s stock ($4.09) on February 28, 2006, the deferral date, for their shares. Although paid in 2006, these amounts represent awards earned in and for 2005 performance and, therefore, are not included in the Summary Compensation Table.
(b)	The amounts include the difference between the closing price of the Company’s stock ($4.09) on February 28, 2006, the deferral date, and the closing price of the Company’s stock ($4.57) on December 29, 2006, which was the last day of trading on the NYSE for the 2006 fiscal year for shares deferred by Messrs. Cassidy and Ross.
(c)	For Mr. Cassidy, the amount shown also includes 15,000 shares of stock that were deferred on May 2, 2002.
(d)	For Mr. Callaghan, the amount shown represents amounts earned on deferrals of his base salary and bonus payments for periods prior to 2006.

The 1997 Cincinnati Bell Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) permits, for any calendar year, each employee who has an annual base rate of pay and target bonus above a certain high dollar amount and has been designated by the Company or a subsidiary of the Company as a “key employee” for purposes of the plan (currently a key employee for purposes of the plan generally has annual pay of more than $220,000) to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the 1997 Long Term Incentive Plan and the 2007 Long Term Incentive Plan (collectively, the “Long Term Incentive Plans”)) and up to 100% of any common share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plans. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plans may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed.

For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Company “match” on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee’s base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Internal Revenue Code for tax-qualified plans (which limit was $220,000 for 2006), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee’s base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3% of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee’s base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Company “match” are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including common shares) as designated by the participant, except that any restricted stock that is surrendered under the plan is generally assumed to be invested in common shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any common share awards that are deferred under the plan are assumed to be invested in common shares.

The accounts under the Executive Deferred Compensation Plan are not funded in a manner that would give any participant a secured interest in any funds, and benefits are paid from the assets of the Company and its subsidiaries (or from a trust that the Company has established and that remains subject to the Company’s creditors).

The amounts credited to the account of any participant under the Executive Deferred Compensation Plan are generally distributed, as so elected by the participant, in one to ten annual installments (in cash and/or common shares), that begin at some date after his or her termination of employment with the Company and its subsidiaries or a fixed date that occurs at least six years after the start of the first calendar year in which he or she participates in the plan, except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted shares (not including amounts that were credited to such account as assumed cash dividends on such shares) are forfeited if the restricted shares would have been forfeited at the time of the participant’s termination of employment had such shares not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of the Company, all of the amounts then credited under the plan to a participant’s account under the plan are generally paid in a lump sum on the day after the change in control.

The Executive Deferred Compensation Plan must comply with the requirements of the American Jobs Creation Act of 2004 in order to retain its ability to defer federal income tax on certain amounts credited to a participant’s account under the plan. The Company has amended the plan to meet the requirements of the American Jobs Creation Act of 2004, and will make further amendments as necessary to comply with the regulations adopted by the IRS to implement the Act.

In 2006 the deferral of performance awards by Messrs. Cassidy and Ross under the Executive Deferred Compensation Plan for 2005 performance is reflected in the Nonqualified Deferred Compensation for 2006 Fiscal Year table on page 58. None of the other Named Executive Officers participated in the Executive Deferred Compensation Plan during 2006.

Potential Payments upon Termination of Employment or a Change-in-Control

The following table shows potential payments to our Named Executive Officers directly and indirectly on their behalf under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a December 31, 2006 termination date, and where applicable, using the closing price of our common shares of $4.57 (as reported on the NYSE as of December 29, 2006).

Name	Executive Payment on Termination	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
John F. Cassidy	Base Salary	—	1,290,000	—	1,928,550	—	—
	Annual Incentive Target Opportunity	—	1,548,000	—	2,314,260	774,000	774,000
	Long Term Incentives — Options	—	91,800	—	91,800	91,800	91,800
	Long Term Incentives — Performance Restricted Shares	—	2,660,215	—	2,660,215	2,660,215	2,660,215
	Basic Benefits	—	24,574	—	24,574	—	92,310
	Retiree Benefits	—	369,170	—	7,449,677	—	6,172,468
	Other Contractual Payments	—	—	—	—	—	—
	Excise — Tax Gross-up (b)(c)	—	—	—	6,952,300	—	—

	TOTAL	—	5,983,759	—	21,421,376	3,526,015	9,790,793

Brian A. Ross	Base Salary	—	350,000	—	700,000	—	—
	Annual Incentive Target Opportunity	—	297,500	—	595,000	297,500	297,500
	Long Term Incentives — Options	—	—	—	—	—	—
	Long Term Incentives — Performance Restricted Shares	—	361,190	—	432,596	432,596	432,596
	Basic Benefits	—	11,614	—	11,614	—	107,780
	Retiree Benefits	—	78,515	—	78,515	—	145,137
	Other Contractual Payments	—	—	—	—	—	—
	Excise — Tax Gross-up (b)(c)	—	—	—	782,388	—	—

	TOTAL	—	1,098,819	—	2,600,113	730,096	983,013

Rodney D. Dir	Base Salary	—	300,000	—	600,000	—	—
	Annual Incentive Target Opportunity	—	255,000	—	510,000	255,000	255,000
	Long Term Incentives — Options	—	—	—	—	—	—
	Long Term Incentives — Performance Restricted Shares	—	381,961	—	439,596	439,086	439,086
	Basic Benefits	—	11,434	—	11,434	—	154,258
	Retiree Benefits	—	66,026	—	66,026	—	—
	Other Contractual Payments	—	—	—	—	—	—
	Excise — Tax Gross-up (b)(c)	—	—	—	713,573	—	—

	TOTAL	—	1,014,421	—	2,340,629	694,086	$848,344

Michael W. Callaghan (a)	Base Salary	n/a	—	n/a	n/a	n/a	n/a
	Annual Incentive Target Opportunity	n/a	—	n/a	n/a	n/a	n/a
	Long Term Incentives — Options	n/a	—	n/a	n/a	n/a	n/a
	Long Term Incentives — Performance Restricted Shares	n/a	—	n/a	n/a	n/a	n/a
	Basic Benefits	n/a	—	n/a	n/a	n/a	n/a
	Retiree Benefits	n/a	—	n/a	n/a	n/a	n/a
	Other Contractual Payments (a)	n/a	819,682	n/a	n/a	n/a	n/a
	Excise — Tax Gross-up (b)(c)	n/a	—	n/a	n/a	n/a	n/a

	TOTAL	n/a	819,682	n/a	n/a	n/a	n/a

Name	Executive Payment on Termination	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
Christopher J. Wilson	Base Salary	—	250,000	—	500,000	—	—
	Annual Incentive Target Opportunity	—	125,000	—	250,000	125,000	125,000
	Long Term Incentives — Options	—	—	—	—	—	—
	Long Term Incentives — Performance Restricted Shares	—	222,582	—	272,281	272,281	272,281
	Basic Benefits	—	9,334	—	9,334	—	149,636
	Retiree Benefits	—	30,208	—	30,208	—	97,428
	Other Contractual Payments	—	—	—	—	—	—
	Excise — Tax Gross-up (b)(c)	—	—	—	451,251	—	—

	TOTAL	—	637,124	—	1,513,074	397,281	644,345

(a)	Mr. Callaghan retired December 31, 2006, which was deemed an involuntary termination pursuant to the terms of his employment agreement, and the table reflects benefits received by Mr. Callaghan as a result. Pursuant to his employment agreement with the Company, Mr. Callaghan was entitled to a payment equal to two times the sum of his base salary plus target bonus since he elected to terminate his employment with the Company by December 31, 2006. In addition, Mr. Callaghan is entitled to continue his medical, dental, vision and life insurance at active employee contribution rates until December 31, 2008. Mr. Callaghan also received an additional amount equal to the present value of an additional two years of participation in the Management Pension Plan based on his base salary and target bonus in effect on December 31, 2006.
(b)	These amounts are meant to defray related tax liabilities related to a change in control. The discount rate used for retiree benefit parachute values was 5.75%, consistent with financial statements for purposes of FAS 87.
(c)	The executives are subject to restrictive covenants post-termination that were, in part, consideration for compensation of benefits. The value of these restrictive covenants would be favorable and were not considered for this calculation.

If any of the executives elects to voluntarily terminate employment with the Company, or if they are terminated by the Company for cause, they are entitled to no payments from the Company other than those benefits in which they have a non-forfeitable vested right to receive, which include any shares of stock they own outright, vested options which may be exercisable for a period of 90 days following termination, deferred compensation amounts and vested amounts under the Company’s pension and savings plans. Mr. Cassidy, however, is entitled to receive payment of the nonqualified retirement benefit of $968,996 provided for in his employment agreement in which he is already vested. Payment of such accrued, vested and non-forfeitable amounts is also applicable to each of the other four termination scenarios detailed in the above table and discussed below and each executive is still bound by the non-disclosure, non-compete and non-solicitation provisions of their agreements.

If an executive is terminated by the Company without cause, the executive will be entitled to the following:

•	A payment equal to the sum of the executive’s base salary plus target bonus (two times the sum in the case of Mr. Cassidy);

•

A payment equal to the present value of an additional one year (two years for Mr. Cassidy) of participation in the Company’s Management Pension Plan as though the executive had remained employed at the same base rate of pay and target bonus;

•

Continued medical, dental, vision and life insurance benefits during the one-year period (or two-year period for Mr. Cassidy) following the executive’s termination of employment on the same basis as any active salaried employee provided any required monthly contributions are made;

•

Continued treatment as an active employee during the one-year period following termination with respect to any outstanding long-term incentive cycles the executive may be participating in and any unvested stock options will continue to vest under the normal vesting schedule as though the executive was still an active employee;

•

The ability to exercise any vested options for an additional 90 days after the end of the one-year period, or in the case of Mr. Cassidy, the ability to exercise any vested options (which are all fully vested upon his termination of employment) during the two-year period following his termination;

•	Full vesting of any outstanding restricted shares; and

•	Full vesting and payout at target amounts of any awards granted under the long term incentive plans.

If an executive is terminated within the one-year period (or a two-year period for Mr. Cassidy) following a change-in-control, the executive will be entitled to the following:

•	A payment equal to two times the sum of their base salary plus target bonus (2.99 times for Mr. Cassidy);

•

A payment equal to the present value of an additional one year (two years for Mr. Cassidy) of participation in the Company’s Management Pension Plan as though the executive had remained employed at the same base rate of pay and target bonus;

•

Continued medical, dental, vision and life insurance coverage during the one-year period (or two-year period for Mr. Cassidy) following the executive’s termination of employment on the same basis as other active employees provided any required monthly contributions are made;

•

Full vesting of any options, restricted shares and/or other incentive awards shall vest in full and the ability to exercise such options for the one-year period (or two-year period for Mr. Cassidy) following termination;

•	Full vesting and payout at target amounts of any awards granted under long-term incentive plans; and

•

To the extent that any of the executives are deemed to have received an excess parachute payment, an additional payment sufficient to pay any taxes imposed under section 4999 of the Internal Revenue Code plus any federal, state and local taxes applicable to any renumeration for taxes imposed under section 4999 of the Internal Revenue Code.

In addition, Mr. Cassidy’s SERP benefit would be fully vested and he would receive a lump sum payment without adjustment for age and service.

If an executive is “terminated” because of his or her death, the executive’s beneficiary will be entitled to the following:

•	A payment equal to the bonus accrued and payable to the deceased executive for the current year;

•	Full vesting of all options held by the deceased executive would become vested and the ability to exercise such options for the one-year period following the date of the executive’s death; and

•	Full vesting and payout at target amounts of any awards granted to the deceased executive under long-term incentive plans.

If an executive is terminated by reason of disability, the executive will be entitled to the following:

•	A payment equal to the bonus accrued and payable to the disabled executive for the current year completed;

•	Continued vesting of all options held by the disabled executive on their normal schedule and the ability to exercise such vested options so long as the disabling conditions exists;

•	Continued participation by the disabled executive in any outstanding long-term incentive plans;

•	Continued consideration of the disabled executive as an employee for all other benefits so long as the disabling condition that resulted in the disability-based termination is present.

In the case of Messrs. Cassidy, Ross and Wilson, they would also become eligible at some future date for retiree medical benefits provided the Company is still offering such retiree benefits at that time. In addition, Mr. Cassidy would become vested under the SERP and be eligible to commence receiving annuity payments at age 55.

Under all of the termination scenarios in the preceding table, Messrs. Cassidy, Ross, Dir and Wilson have certain accrued, vested and non-forfeitable amounts, which are determined as of December 31, 2006, to which they are entitled as follows: Mr. Cassidy - $5,512,331, Mr. Ross - $911,745, Mr. Dir - $149,115 and Mr. Wilson - $437,311. These amounts represent stock they own outright, vested in-the-money stock options, pension benefits and, in the case of Messrs. Cassidy and Ross, nonqualified deferred compensation amounts.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE and the National Stock Exchange (f/k/a the Cincinnati Stock Exchange). Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2006 and ending December 31, 2006, all such persons complied on a timely basis with the filing requirements of Section 16(a), except as follows: each of the Company’s non-employee outside directors were granted 6,000 phantom shares on January 3, 2006. As a result of an administrative error by the Company, these grants of phantom shares were reported for each non-employee outside director on January 27, 2006, rather than within two business days of the grant.

Shareholder Proposals for Next Year’s Annual Meeting

Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Christopher J. Wilson, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 24, 2007. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder, who intends to propose any other matter to be acted upon at the 2007 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s Proxy Statement, must inform the Company no later than February 7, 2008. If notice is not provided by that date, the persons named in the Company’s proxy for the 2008 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2008 Annual Meeting of Shareholders.

Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board of Directors. Any such recommendations should be directed to Christopher J. Wilson, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 24, 2007 for the 2008 Annual Meeting of Shareholders.

Other Matters to Come Before the Meeting

At the time this Proxy Statement was released for printing on March 14, 2007, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

Financial Statements and Corporate Governance Documents Available

The Cincinnati Bell Annual Report on Form 10-K for the year ended December 31, 2006, which includes the consolidated financial statements of the Company and its subsidiaries, and the Company’s Summary Annual Report 2006 have been mailed to shareholders in the package of materials that includes this combined Proxy Statement, Annual Report on Form 10-K and Summary Annual Report. If you would like a copy of the combined Proxy Statement, Annual Report on Form 10-K and Summary Annual Report, or any other document incorporated by reference into this Proxy Statement, please write to Christopher J. Wilson, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and the Company will send you one free of charge. You may also obtain a copy of any of the following corporate governance documents from the Company’s website identified below or by writing Christopher J. Wilson, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, for a free copy:

Corporate Governance Document	Website
Audit and Finance Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/af_charter
Compensation Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/compensation_committee_charter
Governance and Nominating Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/gn_committee_charter
Code of Business Conduct	www.cincinnatibell.com/aboutus/corporate_governance/code_of_conduct
Code of Ethics for Senior Financial Officers	www.cincinnatibell.com/aboutus/corporate_governance/code_of_ethics
Code of Ethics for Directors	www.cincinnatibell.com/aboutus/corporate_governance/code_of_ethics
Corporate Governance Guidelines	www.cincinnatibell.com/aboutus/corporate_governance/corporate_governance_guidelines

Proxy Statements for Shareholders Sharing the Same Household Mailing Address

As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of this combined Proxy Statement, Annual Report on Form 10-K and Summary Annual Report has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.

Upon written or oral request, the Company will promptly provide a separate copy of this combined Proxy Statement, Annual Report on Form 10-K and Summary Annual Report to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive a combined Proxy Statement, Annual Report on Form 10-K and Summary Annual Report, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:

For beneficial owners, please contact your broker.

For shareholders of record, please contact our transfer agent, Computershare, at the following address:

Computershare Investor Services, LLC

Shareholder Services

7550 Lucerne Drive, Suite 103

Cleveland, Ohio 44130-6503

If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.

Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.

Electronic Delivery of Materials

Shareholders can also enroll for electronic delivery of the Company’s future Proxy Statements, Annual Report on Form 10-Ks and Summary Annual Reports by registering with your broker through our website, investor.cincinnatibell.com/sec.cfm in the Electronic Shareholder Communications Enrollment section of the Investor Relations webpage.

Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate proxy card or voting instruction card.

Shareholder Communications with the Board of Directors

Shareholders or other interested parties may communicate with the board of directors, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. The Company has established procedures for such shareholder communications. Shareholders should send any communications to Christopher J. Wilson, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the board of directors or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Christopher J. Wilson
General Counsel and Secretary

March 14, 2007

APPENDIX A

CINCINNATI BELL INC.

2007 LONG TERM INCENTIVE PLAN

CINCINNATI BELL INC.

2007 LONG TERM INCENTIVE PLAN

1.  Introduction to Plan.

1.1  Name and Sponsor of Plan. The name of this Plan is the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, and its sponsor is CBI.

1.2  Purposes of Plan. The purposes of this Plan are (i) to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those Employees of the Company who will be responsible for planning and directing such growth, (ii) to reinforce a commonality of interest between CBI’s shareholders and the Company’s Employees who participate in the Plan, and (iii) to aid the Company in attracting and retaining Employees of outstanding abilities and specialized skills.

1.3  Effective Date and Duration of Plan.

(a)  The Plan is effective as of the Effective Date (May 3, 2007), subject to the Plan’s approval by a majority of the voting shares present or represented and entitled to vote on the Plan at the 2007 annual meeting of CBI’s shareholders.

(b)  The Plan shall remain in effect thereafter until the earliest of (i) the date on which the Plan is terminated in accordance with section 18 hereof, (ii) the date on which the maximum number of Common Shares which may be issued or paid under or with respect to all of the awards granted under the Plan during the Plan’s entire existence (as determined under the other provisions of the Plan) have been issued or paid, or (iii) May 2, 2017. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.

2.  General Definitions. For all purposes of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.

2.1  “Board” means the Board of Directors of CBI.

2.2  “CBI” means Cincinnati Bell Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Cincinnati Bell Inc. that results from a merger or similar transaction).

2.3  “Change in Control” means the occurrence of any of the events described in subsection 15.4 hereof.

2.4  “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.

2.5  “Committee” means the committee appointed to administer the Plan under the provisions of subsection 3.1 hereof.

2.6  “Common Shares” means common shares, par value $0.01 per share, of CBI.

2.7  “Company” means, collectively, (i) CBI, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes CBI, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CBI.

2.8  “Effective Date” means May 3, 2007.

2.9  “Employee” means any person who: (i) is employed and classified as an employee by the Company; and (ii) is not represented by a recognized collective bargaining unit (unless such person’s eligibility to participate in the Plan is approved under a collective bargaining agreement between the Employer and the authorized representatives of such collective bargaining unit).

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.

2.11  “ISO” means a stock option that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

2.12  “Nonshare-Based Award” means any award granted under the Plan that by its terms provides for compensation (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) based on a dollar amount, regardless of whether the award’s compensation may be payable in cash, Common Shares or other property, or a combination thereof. The nonshare-based performance unit form of award provided under the Plan, but no other form of award that is listed in section 5 hereof, constitutes a Nonshare-Based Award.

2.13  “Participant” means any Employee who is granted an award under the Plan.

2.14  “Plan” means this document, named the “Cincinnati Bell Inc. 2007 Long Term Incentive Plan,” as set forth herein and as it may be amended.

2.15  “Regulation 1.83-3(i)” means Treasury Regulation Section 1.83-3(i) issued by the Department of the Treasury under Section 83 of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

2.16  “Regulation 1.409A-3” means Proposed Treasury Regulation Section 1.409A-3 issued by the Department of the Treasury under Section 409A of the Code, as such proposed regulation exists as of the Effective Date and as it is subsequently finalized, amended, renumbered, or superseded. A reference to a specific paragraph of Regulation 1.409A-3 shall be deemed to be a reference to the provisions of such paragraph as it exists as of the Effective Date and as it is subsequently finalized, amended, renumbered, or superseded.

2.17  “Rule 16b-3” means Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, as such rule exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

2.18  “Share-Based Award” means any award granted under the Plan that by its terms provides for issuance or payments (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of fixed numbers of Common Shares or of amounts determined with reference to the fair market value (or the change in fair market value over a period of time) of fixed numbers of Common Shares. Each form of award that is listed in section 5 hereof, except for a nonshare-based performance unit form of award, constitutes a Share-Based Award.

3.  Administration of Plan.

3.1  Committee To Administer Plan. The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan. The Committee shall in any event consist of at least three members of the Board (i) who are neither officers nor employees of the Company, (ii) who are non-employee directors within the meaning of Rule 16b-3, and (iii) who are outside directors within the meaning of Section 162(m)(4)(C) of the Code.

3.2  Committee’s Authority. Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority:

(a)  To select, from all of the Employees, those Employees who shall participate in the Plan;

(b)  To make awards to Employees at such times, in such forms, and in such amounts as it shall determine and to cancel, suspend, or amend any such awards;

(c)  To impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate;

(d)  To interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan;

(e)  To appoint certain employees of the Company to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan); and

(f)  To make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.

Except to the extent otherwise required by applicable law, the Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, all Participants, and all other parties.

3.3  Flexibility in Granting Awards. Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even for awards of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.

3.4  Delegation of Committee’s Authority for Certain Awards.

(a)  The Committee may delegate to CBI’s Chief Executive Officer its right to make awards to Employees who (i) are not otherwise considered by the Committee to be subject to the requirements of Section 16 of the Exchange Act and (ii) are not expected by the Committee to become covered employees within the meaning of Section 162(m)(3) of the Code.

(b)  To the extent the Committee’s right to make awards to any Employees is delegated to CBI’s Chief Executive Officer under the provisions of paragraph (a) of this subsection 3.4, any reference to the Committee in the other provisions of the Plan that concern the making of awards to such Employees, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to CBI’s Chief Executive Officer as if such person was the Committee.

4.  Class of Employees Eligible for Plan. Awards may be granted under the Plan to, and only to, Employees. As is indicated in section 3 hereof, the specific Employees to whom awards will be granted under the Plan, and who thereby will be Participants under the Plan, shall be chosen by the Committee in its sole discretion.

5.  Awards and Their Forms.

(a)  Awards under the Plan may be granted at any time while the Plan is in effect by the Committee to any Employee or Employees.

(b)  Any awards granted under the Plan may be made in any one or more of the following forms, each of which shall be deemed to a separate and distinct form of award for all purposes of this Plan: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) performance shares; (v) share-based performance units, (vi) nonshare-based performance units, and (vii) non-restricted stock. Nonshare-based performance units constitute the only form of award under the Plan that is a Nonshare-Based Award, and each of the other award forms identified in the immediately preceding sentence constitutes a Share-Based Award form. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

(c)  Any Common Shares that are to be issued or paid under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.

6.  Limits on Shares Subject To and Compensation Payable Under Plan Awards.

6.1  Limits on Number of Common Shares Available for Issuance Under Plan.

(a)  Subject to the following provisions of this subsection 6.1 and the provisions of subsections 6.3 and 16.1 hereof, the following limits set forth in subparagraphs (1) through (4) of this subsection 6.1 (which generally involve the maximum number of Common Shares that may be issued or paid under the Plan and its various types of awards during the Plan’s entire existence) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.

(1)  The maximum number of Common Shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the Plan during the Plan’s entire existence shall be equal to 8,000,000 Common Shares.

(2)  The maximum number of Common Shares which may be issued or paid under or with respect to all stock options and stock appreciation rights (considered in the aggregate but separately from all other forms of awards listed in section 5 hereof) granted under the Plan during the Plan’s entire existence shall be equal to 8,000,000 Common Shares.

(3)  The maximum number of Common Shares which may be issued or paid under or with respect to all ISOs (considered in the aggregate but separately from all other types of stock options and other forms of awards listed in section 5 hereof) granted under the Plan during the Plan’s entire existence shall be equal to 2,000,000 Common Shares.

(4)  The maximum number of Common Shares which may be issued or paid under or with respect to all restricted stock, performance shares, share-based performance units, nonshare-based performance units, and non-restricted stock (considered in the aggregate but separately from all other forms of awards listed in section 5 hereof) granted under the Plan during the Plan’s entire existence shall be equal to 2,400,000 Common Shares.

(b)  If any portion of a stock appreciation right is settled (paid) upon the exercise of such stock appreciation right portion by the issuance or payment of Common Shares, the total number of Common Shares on which such stock appreciation right portion was based shall be counted as Common Shares issued or paid under the Plan for purposes of any of the limits set forth in paragraph (a) of this subsection 6.1, regardless of the number of Common Shares actually issued or paid to settle such stock appreciation right portion upon its exercise.

(c)  If any award or portion thereof granted under the Plan is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the maximum number of Common Shares on which such award or portion of an award was based or which could have been paid under the award (i) shall again be available to be issued or paid under the Plan and to be the basis on which other awards may be granted under the Plan and (ii) thus shall not be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.

(d)  Any Common Shares that would be issued or paid under an award granted under the Plan but are withheld in payment of any exercise price, purchase price, or tax withholding requirements (in accordance with the provisions of section 17 hereof) (i) shall not again be deemed to be available to be issued or paid under the Plan or to be the basis on which other awards may be granted under the Plan and (ii) thus shall be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.

6.2  Annual Common Share and Other Compensation Limits Under Awards Granted Any Participant.

(a)  Subject to the following provisions of this subsection 6.2 and the provisions of subsections 6.3 and 16.1 hereof, the following limits set forth in subparagraphs (1) and (2) of this subsection 6.2 (which generally involve the maximum number of Common Shares and other compensation on which awards granted to any Participant during a calendar year may be based) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.

(1)  The maximum number of Common Shares on which all Share-Based Awards (considered in the aggregate) granted under the Plan to any Participant during each and any calendar year may be based, and the maximum number of Common Shares on which all Share-Based Awards of a specific form listed in section 5 hereof (considered separately from all other forms of Stock-Based Awards listed in section 5 hereof) granted under the Plan to any Participant during each and any calendar year may be based, shall be 1,000,000 Common Shares.

(2)  The maximum dollar value of all Nonshare-Based Awards granted under the Plan to any Participant during each and any calendar year shall be $5,000,000.

(b)  For purposes of applying the Share-Based Award limits set forth in paragraph (a)(1) of this subsection 6.2 and for all other purposes of the Plan, the maximum number of Common Shares on which any Share-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be based shall be the maximum number of Common Shares that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, either be issued or paid under the award or have their fair market value (or the change in their fair market value over a period of time) used to determine the amounts payable under the award, regardless of (i) whether or not the actual payment under such award ends up being based on a lesser number of Common Shares or equal to a percentage above or below 100% of the fair market value (or the change in the fair market value over a period of time) of such maximum number of Common Shares, (ii) whether or not any payment made under such award or portion thereof is made in cash or property other than Common Shares, or (iii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of Common Shares or other compensation.

(c)  For purposes of applying the Nonshare-Based Award limits set forth in paragraph (b)(2) of this subsection 6.2 and for all other purposes of the Plan, the maximum dollar value of any Nonshare-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be the maximum dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, be paid to the Participant under the award, regardless of (i) whether or not the actual payment under such award ends up being a lesser dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) or (ii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of any compensation.

6.3  Effect of Assumption of Awards in Acquisition. If any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously-granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares that can be issued or paid under the Plan or the number of Common Shares on which Share-Based Awards granted under the Plan can be based.

7.  Stock Option Awards. Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions of this section 7.

7.1  Nature of Stock Option. A stock option means an option to purchase any number of Common Shares, up to a fixed maximum number of Common Shares, in the future at a fixed price (for purposes of this section 7, the “Exercise Price”) that applies to the Common Shares to which the purchase relates. Stock options granted under the Plan to any Participant may be ISOs, stock options that are not ISOs, or both ISOs and stock options that are not ISOs.

7.2  Terms and Conditions of Stock Option To Be Determined by Committee. Subject to the other provisions of this section 7 and the other sections of the Plan, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of a stock option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the stock option (as set by the Committee). Any such written agreement shall indicate whether or not the applicable stock option is intended to be an ISO (or, if it does not so indicate, the stock option reflected by such written agreement shall be deemed to be a stock option that is not an ISO).

7.3  Exercise Price of Stock Option. Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a stock option granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the stock option is granted.

7.4  Expiration of Option. Unless otherwise prescribed by the Committee, any stock option granted under the Plan shall be exercisable in whole or in part after but not before the expiration of one year after the date on which it is granted. Further, a stock option granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the stock option by the Committee).

7.5  Procedures for Exercise of Option.

(a)  With respect to each exercise of a stock option granted under the Plan, written notice of the exercise must be given and the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 17 hereof.

(b)  As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan in accordance with the procedures established under the provisions of section 17 hereof, CBI shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.

7.6  Special Limit on Value of ISOs. If the aggregate fair market value of all Common Shares with respect to which stock options that are intended to be ISOs and that are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options (to the extent of such excess) shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking stock options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 7.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.

7.7  Ineligibility of Certain Employees for ISOs. Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted a stock option under the Plan that is intended to be an ISO if, at the time the stock option is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

8.  Stock Appreciation Right Awards. Any awards granted under the Plan in the form of stock appreciation rights (for purposes of this section 8, “SARs”) shall be subject to the following terms and conditions of this section 8.

8.1  Nature of SAR. A SAR means the right, upon any exercise of the SAR, to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised and disregarding lapse restrictions as defined in Regulation 1.83-3(i)) of a number of Common Shares, up to a fixed maximum number of Common Shares, exceeds a fixed price (for purposes of this section 8, the “Exercise Price”) of the Common Shares to which the exercise relates. A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR.

8.2  Terms and Conditions of SAR To Be Determined by Committee. Subject to the other provisions of this section 8 and the other sections of the Plan, all of the terms and conditions of a SAR shall be determined by the Committee. A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).

8.3  Exercise Price of SAR. Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a SAR granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the SAR is granted.

8.4  Expiration of SAR. Unless otherwise prescribed by the Committee, any SAR granted under the Plan shall be exercisable in whole or in part after but not before the expiration of one year after the date on which it is granted. Further, a SAR granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the SAR by the Committee).

8.5  Coordination of SAR and Option. Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

8.6  Procedures for Exercise of SAR.

(a)  With respect to each exercise of a SAR granted under the Plan, written notice of the exercise must be given and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 17 hereof.

(b)  As soon as administratively practical after the receipt of the written notice and full payment of taxes applicable to the exercise of any SAR granted under the Plan in accordance with the procedures established under the provisions of section 17 hereof, CBI shall pay the amount to which the applicable Participant (or such other person who is exercising the SAR) is entitled upon the exercise of the SAR in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and provide in the terms of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.

9.  Restricted Stock Awards. Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions of this section 9.

9.1  Nature of Restricted Stock.

(a)  Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions established by the Committee lapse. Unless and except to the extent not required under subsection 19.1 hereof, such restrictions shall include but not necessarily be limited to restrictions that provide that the Participant must either be an employee of the Company for a specified continuous period of time of at least three years (or of at least one year if the restricted stock is subject to the meeting of certain performance goals) or terminate employment with the Company in special circumstances (such as the Participant’s retirement, disability, or death). In addition, the Committee may (but is not required to) provide in the terms of the applicable restricted stock award restrictions related to the meeting of certain performance goals in all or just certain cases (such as in all cases other than when there occurs a Change in Control or the Participant’s termination of employment with the Company because of his or her death or disability). Any restrictions that are imposed under a restricted stock award shall also similarly restrict the ability of the applicable Participant to dispose of other rights issued with respect to such restricted stock.

(b)  Any restricted stock award granted under the Plan may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the required employment period restrictions, performance goal restrictions, and/or other restrictions applicable to such restricted stock will permit the lapse of the applicable restrictions that restrict the right to dispose of such restricted stock as to a percentage (that is reasonably related to the percentage of all or the highest level of the applicable restrictions imposed under the entire restricted stock award that have been satisfied), but not the maximum number, of the Common Shares reflected by such restricted stock.

9.2  Terms and Conditions of Restricted Stock To Be Determined by Committee. Subject to the other provisions of this section 9 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any restricted stock awarded under the Plan shall be determined by the Committee. The grant of any restricted stock under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the restricted stock (as set by the Committee) and shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

9.3  Procedures for Payment of Taxes Upon Vesting of Restricted Stock. Any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) must be paid in full at the time such restrictions lapse. The procedures for meeting such requirements shall be established under the provisions of section 17 hereof.

9.4  Right of Participant Under Restricted Stock. Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of CBI with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise provide in the terms of the applicable restricted stock award and except as may otherwise be provided in subsection 9.5 hereof.

9.5  Restrictions for Additional Common Shares Issued under Stock Split or Dividend. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise provided by the Committee in the terms of the applicable restricted stock award.

9.6  Forfeiture of Restricted Stock. If any restrictions or conditions on a Participant’s ability to dispose of any restricted stock granted to him or her are not satisfied in accordance with the terms of such restricted stock, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee). For instance, if a Participant to whom restricted stock has been granted under the Plan terminates his or her employment with the Company during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment that reflects a retirement, disability, death, or other special circumstances).

10.  Performance Share and Unit Awards. Any awards granted under the Plan in the form of performance shares, share-based performance units, and/or nonshare-based performance units (collectively and for purposes of this section 10, “Performance Awards”) shall be subject to the following terms and conditions of this section 10.

10.1 Nature of Performance Award.

(a)  Any performance share that is granted to a Participant constitutes a right that the Participant will receive a number of Common Shares, up to a fixed maximum number of Common Shares, if and when certain conditions are met. Such conditions shall include but not necessarily be limited to: (i) unless and except to the extent not required under subsection 19.1 hereof, conditions that require that the Participant must either be an employee of the Company for a specified continuous period of time of at least one year or terminate employment with the Company in special circumstances (such as the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals (except that the Committee may provide in the terms of the applicable performance share award that the performance goal conditions otherwise imposed under the award are waived in whole or in part when there occurs a Change in Control or the Participant’s termination of employment with the Company because of his or her death or disability).

(b)  Any share-based performance unit that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a percent, not more than 200%, of the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, on the date such amount becomes payable under the terms of the unit (or is equal to a percent, not more than 200%, of the increase in the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if and when certain conditions are met. Such conditions shall include but not necessarily be limited to: (i) unless and except to the extent not required under subsection 19.1 hereof, conditions that require that the Participant must either be an employee of the Company for a specified continuous period of time of at least one year or terminate employment with the Company in special circumstances (such as the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals (except that the Committee may provide in the terms of the applicable share-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part when there occurs a Change in Control or the Participant’s termination of employment with the Company because of his or her death or disability).

(c)  Any nonshare-based performance unit that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a dollar value, not more than a maximum dollar value, if and when certain conditions are met. Such conditions shall include but not necessarily be limited to: (i) unless and except to the extent not required under subsection 19.1 hereof, conditions that require that the Participant must either be an employee of the Company for a specified continuous period of time of at least one year or terminate employment with the Company in special circumstances (such as the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals (except that the Committee may provide in the terms of the applicable nonshare-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part when there occurs a Change in Control or the Participant’s termination of employment with the Company because of his or her death or disability).

(d) Any performance share, share-based performance unit, and/or nonshare-based performance unit award may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the required employment period conditions, performance goal conditions, and/or other conditions applicable to such award will permit the Participant to receive a percentage (that is reasonably related to the percentage of all or the highest level of the applicable conditions imposed under the entire award that have been satisfied), but not the maximum amount, of the Common Shares or the dollar-denominated amounts that would be payable under such award if all (or the highest level) of the conditions applicable to such award had been met.

10.2  Terms and Conditions of Performance Award To Be Determined by Committee. Subject to the other provisions of this section 10 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any Performance Award issued under the Plan shall be determined by the Committee. The grant of any Performance Award under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the Performance Award (as set by the Committee).

10.3  Procedures for Payment of Performance Award and of Applicable Taxes.

(a) Any taxes required to be withheld upon a Participant becoming entitled to the payment of any Performance Award granted under the Plan (by reason of any of the award’s performance goals and/or other conditions being met) must be paid in full at the time such performance goals and/or other conditions are met. The procedures for meeting such requirements shall be established under the provisions of section 17 hereof.

(b) As soon as administratively practical after the full payment of taxes applicable to the Performance Award granted under the Plan in accordance with the procedures established under the provisions of section 17 hereof, CBI shall pay the amount to which the applicable Participant (or such other person who is entitled to the benefits of the award) is entitled upon the meeting of such performance goals and/or other conditions and as the Committee shall provide in the terms of the award: (i) in a lump sum or in installments; (ii) to the extent a share-based performance unit or a nonshare-based performance unit is involved, in cash, Common Shares or other property, or a combination thereof; and (iii) to the extent a performance share is involved, in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is made.

11.  Non-Restricted Stock Awards. Any awards granted under the Plan in the form of non-restricted stock shall be subject to the following terms and conditions of this section 11.

11.1  Nature of Non-Restricted Stock and Condition of Grant. Non-restricted stock shall constitute Common Shares that may, upon grant, be immediately disposed of by the Participant to whom the non-restricted stock is granted (without any special restrictions and conditions). However, notwithstanding any other provision of the Plan, non-restricted stock may be awarded under the Plan only if and to the extent permitted under subsection 19.1 hereof.

11.2  Terms and Conditions of Non-Restricted Stock To Be Determined by Committee. Subject to the other provisions of this section 11 and the other sections of the Plan, all of the terms and conditions that apply to any non-restricted stock awarded under the Plan shall be determined by the Committee. The grant of any non-restricted stock under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the non-restricted stock award (as set by the Committee).

11.3  Procedures for Payment of Taxes Upon Grant of Non-Restricted Stock. Any taxes required to be withheld upon the grant of any non-restricted stock award under the Plan (and, if applicable, any minimum purchase price for the stock that may be required by applicable law) must be paid in full at the time of such grant. The procedures for meeting such requirements shall be established under the provisions of section 17 hereof.

12.  Fair Market Value of Common Shares. For purposes of the Plan, the fair market value of a Common Share on any date (for purposes of this section 12, the “subject date”) shall be deemed to be the closing price of a Common Share on the New York Stock Exchange on the subject date (or, if no trading in any stocks occurred at all on such exchange on the subject date, on the next subsequent date on which trading of stocks occurred on such exchange). Notwithstanding the foregoing, if Common Shares are not listed or traded at all on the New York Stock Exchange on the date as of which a Common Share’s fair market value for the subject date is to be determined under the terms of the immediately preceding sentence, then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

13.  Performance Goals.

13.1  Criteria for Performance Goals. To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the Committee may base such performance goals on, and only on, one or more of the following criteria applicable to the Company:

(a)  free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);

(b)  earnings before interest, taxes, depreciation, and amortization;

(c)  earnings per share;

(d)  operating income;

(e)  total shareholder returns;

(f)  profit targets;

(g)  revenue targets;

(h)  profitability targets as measured by return ratios;

(i)  net income;

(j)  return on sales;

(k)  return on assets;

(l)  return on equity; and

(m)  corporate performance indicators (indices based on the level of certain services provided to customers).

13.2  Method By Which Performance Criteria Can Be Measured.

(a)  Any performance criteria described in subsection 13.1 hereof that is used to determine the performance goals applicable to an award granted under the Plan shall be measured or determined on the basis of a period of such duration (for purposes of this subsection 13.2, a “performance period”), which period may be of any length, but not less than one year or in excess of ten years, as is set by the Committee either prior to the start of such period or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable performance period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee.

(b)  Further, the Committee may provide in the terms of an award granted under the Plan that any factor used to help determine any performance criteria identified in subsection 13.1 hereof shall be taken into account only to the extent it exceeds or, conversely, is less than a certain amount. The Committee may also provide in the terms of an award granted under the Plan that, in determining whether any performance criteria identified in subsection 13.1 hereof has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:

(1)  a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the applicable performance period or any previous period;

(2)  a gain, loss, income, or expense that is extraordinary in nature;

(3)  an impact of other specified nonrecurring events;

(4)  a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;

(5)  a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

(6)  an impact of impairment of tangible or intangible assets;

(7)  an impact of restructuring activities, including, without limitation, reductions in force;

(8)  an impact of investments or acquisitions made during the applicable performance period or any prior period;

(9)  a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;

(10)  retained and uninsured losses from natural catastrophes;

(11)  currency fluctuations;

(12)  an expense relating to the issuance of stock options and/or other stock-based compensation;

(13)  an expense relating to the early retirement of debt; and/or

(14)  an impact of the conversion of convertible debt securities.

Each of the adjustments described in this paragraph (b) shall be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)  In addition, any performance criteria identified in subsection 13.1 hereof, and any adjustment in the factors identified in paragraph (b) of this subsection 13.2 that are used to determine any such performance criteria, (i) may be measured or determined for CBI, for any organization other than CBI that is part of the Company, for the entire Company in the aggregate, or for any group of corporations or organizations that are included in the Company and (ii) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

13.3  Verification That Performance Goals and Other Conditions Are Met. To the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.

14.  Nonassignability of Awards. Except as may be required by applicable law, no award granted under the Plan to a Participant may be assigned, transferred, pledged, or otherwise encumbered by the Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant’s death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant’s lifetime only by the Participant (or, if permissible under applicable law, by the Participant’s guardian or legal representative).

15.  Provisions Upon Change in Control.

15.1  Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then, unless otherwise prescribed by the Committee in the terms of an applicable award, (i) all outstanding stock options and stock appreciation rights granted under the Plan to a Participant shall immediately become exercisable in full upon the date of the Change in Control, (ii) the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan to a Participant shall immediately lapse upon the date of the Change in Control, and (iii) any performance share, share-based performance unit, and nonshare-based performance unit granted under the Plan to a Participant shall become payable, at the maximum payment amount that was attainable under such award if all performance goals and other criteria or conditions applicable to the award were satisfied, on the date of the Change in Control.

15.2  Cashout of Stock Options and Stock Appreciation Rights. In addition, unless the Committee shall otherwise prescribe in the terms of a stock option or stock appreciation right that was awarded under the Plan, in the event of a Change in Control the Committee shall have discretion to cause a cash payment to be made to the person who then holds such stock option or stock appreciation right, in lieu of the right to exercise such stock option or stock appreciation right or any portion thereof, provided (i) that such stock option or stock appreciation right is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds the aggregate exercise price of such Common Shares under such stock option or stock appreciation right. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds (ii) the aggregate exercise price of such Common Shares under such stock option or stock appreciation right.

15.3  Cashout of Performance Shares, Share-Based Performance Units, and Nonshare-Based Performance Units. Further, unless the Committee shall otherwise prescribe in the terms of an applicable performance share, share-based performance unit, or nonshare-based performance unit that was awarded under the Plan and that would otherwise be payable in Common Shares, in the event of a Change in Control the Committee shall have discretion to cause the payment of such performance share, share-based performance unit, or nonshare-based performance unit to be made in cash instead of Common Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate fair market value, on the date of the Change in Control, of the Common Shares that would otherwise then be payable under such performance share, share-based performance unit, or nonshare-based performance unit.

15.4  Definition of Change in Control. For purposes of the Plan, a “Change in Control” means the occurrence of any one of the events described in the following paragraphs of this subsection 15.4.

(a)  A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 15.4, as of any date, the term “Incumbent Director” means any individual who is a director of CBI as of such date and either: (i) who was a director of CBI at the beginning of the 24 consecutive month period ending on such date; or (ii) who became a CBI director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CBI directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CBI in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CBI as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.

(b)  Any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBI representing 20% or more of the combined voting power of CBI’s then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 15.4, the “CBI Voting Securities”). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CBI Voting Securities by the Company, (ii) the acquisition of any CBI Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CBI Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 15.4).

(c)  The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of CBI to an entity that is not an affiliate of CBI (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CBI’s shareholders under the law of CBI’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CBI in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

(1)  more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of CBI (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CBI Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CBI Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CBI Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

(2)  no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3)  at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 15.4).

(d)  The shareholders of CBI approving a plan of complete liquidation or dissolution of CBI.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CBI Voting Securities as a result of the acquisition of CBI Voting Securities by CBI which reduces the number of CBI Voting Securities outstanding; provided that, if after such acquisition by CBI such person becomes the beneficial owner of additional CBI Voting Securities that increases the percentage of outstanding CBI Voting Securities beneficially owned by such person, a Change in Control shall then occur.

16.  Adjustments.

16.1  Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions.

(a)  In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, then, subject to the provisions of paragraph (b) of this subsection 16.1, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and exercise price or other price of shares on which the outstanding awards granted under the Plan are based as it determines to be necessary or appropriate in order to prevent the enlargement or dilution of rights under the Plan or under awards granted under the Plan.

(b)  The Committee shall not take any action under the provisions of paragraph (a) of this subsection 16.1 with respect to any specific award granted under the Plan to the extent it determines that such action would otherwise cause such award to become subject to the requirements of Code Section 409A when such award would not be subject to such requirements in the absence of such adjustment.

16.2  Adjustments To Correct Errors or Omissions. The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

17.  Procedures For Satisfying Payment and Withholding Requirements.

17.1  Committee May Develop Payment/Withholding Procedures. The Committee may, in its discretion, establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this section 17 as the “payment/withholding requirements”) be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. The Committee’s procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan may, in the discretion of the Committee, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Committee to facilitate and/or administer the exercise or payment of any awards granted under the Plan.

17.2  Default Payment/Withholding Procedures. Unless the Committee otherwise prescribes in the written agreement by which an award is granted under the Plan, any Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods:

(a)  by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such payment/withholding requirements;

(b)  by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;

(c)  by having CBI retain Common Shares which are otherwise being purchased or paid under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;

(d)  by having CBI retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements; and/or

(e)  by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such payment/withholding requirements.

17.3  Limitation on Common Shares Used to Meet Payment/Withholding Requirements. Notwithstanding any other provisions of subsections 17.1 and 17.2 hereof, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (i) if the Common Shares being used in payment are being purchased upon exercise of the applicable award and the award is an ISO or (ii) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.

17.4  Right of Company To Retain Amount To Meet Payment/Withholding Requirements If Requirements Are Not Otherwise Met. If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this section 17, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

18.  Amendment or Termination of Plan.

18.1  Right of Board To Amend or Terminate Plan. Subject to the provisions of subsection 1.3(b) hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CBI’s shareholders, adopt an amendment to the Plan which shall: (i) increase the total number of Common Shares which may be issued during the existence of the Plan; (ii) increase the total number of Common Shares which may be subject to or issued under ISOs granted during the existence of the Plan; (iii) change the class of persons eligible to become Participants under the Plan; or (iv) make any other change in the Plan that is required by applicable law to be approved by CBI’s shareholders in order to be effective.

18.2  Rules When Shareholder Approval for Amendment Is Required. If approval of CBI’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 18.1 hereof, then such approval must comply with all applicable provisions of CBI’s corporate charter, bylaws and regulations, and any applicable state law prescribing a method and degree of shareholder approval required for issuance of Common Shares. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.

19.  Miscellaneous.

19.1  Exception to Service Vesting Requirements Under Certain Awards. Notwithstanding any other provision of subsections 9.1(a), 10.1(a), (b), and (c), and 11.1 hereof but subject to all other limits and provisions of the Plan, up to but not in excess of 400,000 Common Shares (in the aggregate) may be issued or paid (i) under awards of restricted stock, performance shares, share-based performance units, and/or nonshare-based performance units that do not impose the restrictions or conditions set forth in subsections 9.1(a) and 10.1(a), (b), and (c) that otherwise would require (for the applicable Participant to receive, or retain without forfeiting, the compensation reflected by the award) that the Participant must either be an employee of the Company for a specified continuous period of time or terminate employment with the Company in special circumstances and (ii) under awards of non-restricted stock.

19.2  Section 83(b) Election. A Participant may, with respect to any award granted to him or her under the Plan with respect to which an election could be made under Section 83(b) of the Code (generally to include in his or her gross income for Federal income tax purposes in the year the award is transferred to him or her the amounts specified in such Code section), make such election provided that (i) the terms and conditions of such award fail to prohibit the Participant making such election and (ii) the Participant provides written notice to the Committee of such election, and satisfies any tax withholding requirements that are then applicable to the award because of his or her election under Code Section 83(b), within ten days after he or she has filed a written notice of such election with the Internal Revenue Service (as well as meeting all other notice and additional requirements for such election that are required by Section 83(b) of the Code).

19.3  Deferrals of Award Payments. The Committee may, in its discretion and if performed in accordance with the terms and conditions of an award granted under the Plan or under any plan maintained by CBI, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan. Such deferral shall not be permitted by the Committee unless such deferral meets all of the conditions of Section 409A of the Code.

19.4  Prohibition on Reduction of Exercise Price. Subject to the provisions of subsection 16.1 hereof but notwithstanding any other provision of the Plan, in no event shall the exercise or other similar price applicable to an award granted under the Plan, including a stock option or a stock appreciation right granted under the Plan, be reduced, directly or indirectly, by an amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by CBI’s shareholders (with such approval meeting the same conditions as are described in subsection 18.2 hereof as to the approval of a Plan amendment).

19.5  No Right To Employment. Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

19.6  No Advance Funding of Plan Benefits. All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

19.7  Plan Benefits Generally Not Part of Compensation for Other Company Benefit Plans. Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.

19.8  No Issuance of Common Shares Unless Securities Laws Permit Issuance. Notwithstanding any other provision of the Plan to the contrary, in no event shall CBI be obligated to issue or deliver any Common Shares under the Plan in connection with an award granted under the Plan unless and until CBI determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed and will not be subject to restrictions not generally applicable to Common Shares. In addition, with respect to any Participant who is subject to the requirements of Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable requirements of Rule 16b-3. To the extent any provision of the Plan or an award granted under the Plan or action by the Committee fails to so comply, it shall be deemed to be null and void to the extent permitted by law or deemed advisable by the Committee.

19.9  Awards To Employees of CBI Affiliate May Be Made In Shares of Subsidiary. Notwithstanding any other provision of the Plan, any award granted under the Plan to an Employee who is, at the time of the grant of the award, an employee of a corporation (other than CBI) that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes CBI may be based on common shares of such other corporation. In such case, all of the provisions of the Plan, including the Common Share limits set forth in section 6 hereof, shall apply to such award in the same manner as if such other corporation’s common shares were Common Shares.

19.10  Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

19.11  Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

APPENDIX B

CINCINNATI BELL INC.

2007 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

CINCINNATI BELL INC.

2007 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.  Introduction to Plan.

1.1  Name and Sponsor of Plan. The name of this Plan is the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, and its sponsor is CBI.

1.2  Purposes of Plan. The purposes of this Plan are (i) to attract and retain the services of experienced and knowledgeable persons to serve as independent directors of CBI for the benefit of CBI and its shareholders and (ii) to provide additional incentive for such directors to continue to work for the best interests of CBI and its shareholders.

1.3  Effective Date and Duration of Plan.

(a)  The Plan is effective as of the Effective Date (May 3, 2007), subject to the Plan’s approval by a majority of the voting shares present or represented and entitled to vote on the Plan at the 2007 annual meeting of CBI’s shareholders.

(b)  The Plan shall remain in effect thereafter until the earliest of (i) the date on which the Plan is terminated in accordance with section 14 hereof, (ii) the date on which the maximum number of Common Shares which may be issued or paid under or with respect to all of the awards granted under the Plan during the Plan’s entire existence (as determined under the other provisions of the Plan) have been issued or paid, or (iii) May 2, 2017. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.

2.  General Definitions. For all purposes of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.

2.1  “Board” means the Board of Directors of CBI.

2.2  “CBI” means Cincinnati Bell Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Cincinnati Bell Inc. that results from a merger or similar transaction).

2.3  “Change in Control” means the occurrence of any of the events described in subsection 11.3 hereof.

2.4  “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.

2.5  “Common Shares” means common shares, par value $0.01 per share, of CBI.

2.6  “Company” means, collectively, (i) CBI, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes CBI, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CBI.

2.7  “Effective Date” means May 3, 2007.

2.8  “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.

2.9  “Outside Director” means any member of the Board who is not an employee (on an employee payroll) of the Company.

2.10  “Plan” means this document, named the “Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors,” as set forth herein and as it may be amended.

2.11  “Regulation 1.83-3(i)” means Treasury Regulation Section 1.83-3(i) issued by the Department of the Treasury under Section 83 of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

2.12  “Retirement” means, with respect to any Outside Director, the Outside Director’s ceasing to be a director of CBI either (i) after he or she has attained at least age 68, (ii) after he or she has completed at least three full years of service as a director of CBI (with one year of service being credited to the Outside Director for this purpose for each twelve months as a CBI director, whether or not consecutive), or (iii) with the express consent of the Board that such cessation will be treated as the Outside Director’s retirement for purposes of the Plan.

2.13  “Rule 16b-3” means Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, as such rule exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.

3.  Administration of Plan. The Plan shall be administered by the Board. The Board shall have the sole and complete authority to grant awards to Outside Directors in accordance with the provisions of section 5 hereof and, subject to the limitations and other provisions of the Plan, to interpret the Plan, to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan. Except to the extent otherwise required by applicable law, the Board’s determinations on any matter within its authority shall be conclusive and binding on CBI, all Outside Directors, and all other parties.

4.  Class of Persons Eligible for Plan. Awards may be granted under the Plan to, and only to, Outside Directors.

5.  Awards under Plan.

5.1  Type of Awards. Awards under the Plan may be granted in either or both of the following forms, both of which shall be based on Common Shares: (i) stock options; and (ii) restricted stock. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

5.2  Grant of Awards.

(a)  Any individual who first becomes an Outside Director on or after the Effective Date shall be granted a stock option to purchase 25,000 Common Shares on the first day of such individual’s first term of office as an Outside Director; except that, notwithstanding the foregoing, (i) the Board may in its discretion change the number of Common Shares to be subject to purchase under such stock option to any number of Common Shares above or below 25,000 Common Shares, (ii) the Board may also in its discretion issue on such day restricted stock of any number of Common Shares, and (iii) the number of Common Shares to be subject to such stock option and/or restricted stock shall in any event be subject to and constrained by the limits of section 6 hereof and the other terms of this Plan.

(b)  On the date of each annual meeting of the shareholders of CBI that occurs on or after the Effective Date, each Outside Director who first became an Outside Director prior to such annual meeting and who will continue to serve as an Outside Director after such annual meeting shall be granted a stock option to purchase 9,000 Common Shares; except that, notwithstanding the foregoing, (i) the Board may in its discretion change the number of Common Shares to be subject to purchase under such stock option to any number of Common Shares above or below 9,000 Common Shares, (ii) the Board may also in its discretion issue on such date restricted stock of any number of Common Shares, and (iii) the number of Common Shares to be subject to such stock option and/or restricted stock shall in any event be subject to and constrained by the limits of section 6 hereof and the other terms of this Plan.

(c)  The Board shall (i) exercise its discretion when changing the number of Common Shares to be subject to any stock option award granted to any Outside Director under the provisions of paragraph (a) or (b) of this subsection 5.2 (to a number of Common Shares that is above or below the number of Common Shares that are otherwise prescribed for such stock option award under the provisions of such paragraph (a) or (b)), and (ii) exercise its discretion when issuing any restricted stock award under the provisions of paragraph (a) or (b) of this subsection 5.2, with the intent that such awards, together with other compensation that is either paid in the form of Common Shares or has its value determined in relation to the value of Common Shares (such awards and such other compensation referred to in this paragraph (c) as “equity-based compensation”) and taking into account the fair market value of a Common Share when granting or providing such equity-based compensation, provide equity-based compensation for the Outside Directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.

(d)   Any Common Shares that are to be issued or paid under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.

6.  Limits on Shares Subject to Plan Awards.

6.1  Common Share Limit. Subject to the following provisions of this subsection 6.1 and the provisions of subsections 6.2 and 12.1 hereof, the following limits set forth in paragraphs (a) through (c) of this subsection 6.1 (which generally involve the maximum number of Common Shares that may be issued or paid under the Plan and its various types of awards during the Plan’s entire existence) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.

(a)  The maximum number of Common Shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the Plan during the Plan’s entire existence shall be equal to 1,000,000 Common Shares.

(b)  The maximum number of Common Shares which may be issued or paid under or with respect to all stock options (considered in the aggregate but separately from all restricted stock forms of awards) granted under the Plan during the Plan’s entire existence shall be equal to 1,000,000 Common Shares.

(c)  The maximum number of Common Shares which may be issued or paid under or with respect to all restricted stock (considered in the aggregate but separately from all stock option forms of awards) granted under the Plan during the Plan’s entire existence shall be equal to 300,000 Common Shares.

6.2  Rules For Applying Award Limits. For purposes of applying the award limits set forth in subsection 6.1 hereof and for all other purposes of the Plan, the following provisions of this subsection 6.2 shall apply.

(a)  If any award or portion thereof granted under the Plan is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the number of Common Shares on which such award or portion of an award was based (i) shall again be available to be issued or paid under the Plan and to be the basis on which other awards may be granted under the Plan and (ii) thus shall not be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in subsection 6.1 hereof are met.

(b)  Any Common Shares that would be issued or paid under an award granted under the Plan but are withheld in payment of any exercise price, purchase price, or tax withholding requirements (in accordance with the provisions of section 13 hereof) (i) shall not again be deemed to be available to be issued or paid under the Plan or to be the basis on which other awards may be granted under the Plan and (ii) thus shall be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in subsection 6.1 hereof are met.

7. Stock Option Awards. Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions of this section 7.

7.1 Nature of Stock Option. A stock option means an option to purchase any number of Common Shares, up to a fixed maximum number of Common Shares, in the future at a fixed price (for purposes of this section 7, the “Exercise Price”) that applies to the Common Shares to which the purchase relates. Stock options granted under the Plan to any Outside Director shall be stock options that are not incentive stock options (within the meaning of Section 422 of the Code).

7.2 Terms and Conditions of Stock Option To Be Determined by Board. Subject to the other provisions of this section 7 and the other sections of the Plan, the terms and conditions of any stock option granted under the Plan shall be determined by the Board. The grant of a stock option shall be evidenced by a written agreement signed by the Board or a representative thereof, which agreement shall contain the terms and conditions of the stock option (as set by the Board).

7.3 Exercise Price of Stock Option. Unless otherwise prescribed by the Board to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a stock option granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the stock option is granted.

7.4  Expiration of Stock Option.

(a)  Unless otherwise prescribed by the Board, any stock option granted under the Plan shall be exercisable in whole or in part at any time after the date on which it is granted. However, subject to the provisions of paragraph (b) of this subsection 7.4, a stock option granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the stock option by the Board).

(b)  Unless otherwise prescribed by the Board and subject in any event to the provisions of paragraph (a) of this subsection 7.4, if an Outside Director ceases to be a director of CBI other than for death or Retirement when still eligible to exercise a stock option granted to him or her under the Plan (to the extent such stock option has not previously been exercised), such stock option shall no longer be exercisable after the earlier of the expiration of ten years after the date on which the stock option was granted or the expiration of six months after the date on which the Outside Director ceased to be a director of CBI; except that, if such Outside Director dies after he or she ceased to be a director of CBI but prior to the expiration of six months after the date on which he or she ceased to be a director of CBI, the first reference in this paragraph (b) to “six months” shall be deemed to be a reference to “one year.”

7.5  Procedures for Exercise of Stock Option.

(a)  With respect to each exercise of a stock option granted under the Plan, written notice of the exercise must be given and the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 13 hereof.

(b)  As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan in accordance with the procedures established under the provisions of section 13 hereof, CBI shall deliver to the applicable Outside Director (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.

8. Restricted Stock Awards. Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions of this section 8.

8.1 Nature of Restricted Stock.

(a)  Restricted stock shall constitute Common Shares that may not be disposed of by the Outside Director to whom the restricted stock is granted until certain restrictions and conditions established by the Board lapse. Such restrictions shall include but not necessarily be limited to restrictions that provide that the Outside Director must, in order to dispose of all of the Common Shares reflected in a restricted stock award granted under the Plan, complete at least three full years of service as a director of CBI (with one year of service being credited to the Outside Director for this purpose for each twelve months as a CBI director, whether or not consecutive) or terminate service with CBI in special circumstances (such as upon the Outside Director’s death, disability, or Retirement that occurs after he or she has attained at least age 68). Any restrictions imposed under a restricted stock award shall also similarly restrict the ability of the Outside Director to dispose of other rights issued with respect to such restricted stock.

(b)  Any restricted stock award granted under the Plan may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of the restrictions and conditions applicable to such restricted stock will permit the lapse of the applicable restrictions and conditions that restrict the right to dispose of such restricted stock as to a percentage (that is reasonably related to the percentage of all or the highest level of the restrictions and conditions applicable to the entire restricted stock award that have been satisfied), but not the maximum number, of the Common Shares reflected by such restricted stock.

8.2  Terms and Conditions of Restricted Stock To Be Determined by Board. Subject to the other provisions of this section 8 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any restricted stock awarded under the Plan shall be determined by the Board. The grant of any restricted stock under the Plan shall be evidenced by a written agreement signed by the Board or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the restricted stock (as set by the Board) and shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

8.3  Procedures for Payment of Taxes Upon Vesting of Restricted Stock. Any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) must be paid in full at the time such restrictions lapse. The procedures for meeting such requirements shall be established under the provisions of section 13 hereof.

8.4  Right of Participant Under Restricted Stock. Any Outside Director who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of CBI with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Board shall otherwise provide in the terms of the applicable restricted stock award and except as may otherwise be provided in subsection 8.5 hereof.

8.5 Restrictions for Additional Common Shares Issued under Stock Split or Dividend. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise provided by the Board in the terms of the applicable restricted stock award.

8.6 Forfeiture of Restricted Stock. If any restrictions or conditions on an Outside Director’s ability to dispose of any restricted stock granted to him or her are not satisfied in accordance with the terms of such restricted stock award, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Board). For instance, if an Outside Director to whom restricted stock has been granted under the Plan terminates his or her service with CBI during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Board as to a termination of service that reflects the Outside Director’s death, disability, or Retirement that occurs after the Outside Director has attained at least age 68 or as to other special circumstances).

9. Fair Market Value of Common Shares. For purposes of the Plan, the fair market value of a Common Share on any date (for purposes of this section 9, the “subject date”) shall be deemed to be the closing price of a Common Share on the New York Stock Exchange on the subject date (or, if no trading in any stocks occurred at all on such exchange on the subject date, on the next subsequent date on which trading of stocks occurred on such exchange). Notwithstanding the foregoing, if Common Shares are not listed or traded at all on the New York Stock Exchange on the date as of which a Common Share’s fair market value for the subject date is to be determined under the terms of the immediately preceding sentence, then the fair market value of a Common Share on the subject date shall be determined by the Board in good faith pursuant to methods and procedures established by the Board.

10.  Nonassignability of Awards. Except as may be required by applicable law, no award granted under the Plan to an Outside Director may be assigned, transferred, pledged, or otherwise encumbered by the Outside Director otherwise than by will, by designation of a beneficiary to take effect after the Outside Director’s death, or by the laws of descent and distribution. Each stock option award shall be exercisable during the Outside Director’s lifetime only by the Outside Director (or, if permissible under applicable law, by the Outside Director’s guardian or legal representative). Notwithstanding the foregoing provisions of this section 10, the Board may, in its discretion, permit transfers of stock option awards by gift or otherwise, subject to such terms and conditions as the Board may prescribe.

11.  Provisions Upon Change in Control.

11.1  Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then, unless otherwise prescribed by the Board in the terms of an applicable award, (i) all outstanding stock options granted under the Plan to an Outside Director shall immediately become exercisable in full upon the date of the Change in Control and (ii) the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan to an Outside Director shall immediately lapse upon the date of the Change in Control.

11.2  Cashout of Stock Options. In addition, unless the Board shall otherwise prescribe in the terms of a stock option that was awarded under the Plan, in the event of a Change in Control the Board shall have discretion to cause a cash payment to be made to the person who then holds such stock option, in lieu of the right to exercise such stock option or any portion thereof, provided (i) that such stock option is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option exceeds the aggregate exercise price of such Common Shares under such stock option. In the event the Board exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option exceeds (ii) the aggregate exercise price of such Common Shares under such stock option.

11.3 Definition of Change in Control. For purposes of the Plan, a “Change in Control” means the occurrence of any one of the events described in the following paragraphs of this subsection 11.3.

(a)  A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 11.3, as of any date, the term “Incumbent Director” means any individual who is a director of CBI as of such date and either: (i) who was a director of CBI at the beginning of the 24 consecutive month period ending on such date; or (ii) who became a CBI director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CBI directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CBI in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CBI as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.

(b)  Any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBI representing 20% or more of the combined voting power of CBI’s then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 11.3, the “CBI Voting Securities”). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CBI Voting Securities by the Company, (ii) the acquisition of any CBI Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CBI Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 11.3).

(c) The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of CBI to an entity that is not an affiliate of CBI (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CBI’s shareholders under the law of CBI’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CBI in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

(1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of CBI (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CBI Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CBI Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CBI Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

(2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 11.3).

(d) The shareholders of CBI approving a plan of complete liquidation or dissolution of CBI.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CBI Voting Securities as a result of the acquisition of CBI Voting Securities by CBI which reduces the number of CBI Voting Securities outstanding; provided that, if after such acquisition by CBI such person becomes the beneficial owner of additional CBI Voting Securities that increases the percentage of outstanding CBI Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12.  Adjustments.

12.1  Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions.

(a)  In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, then, subject to the provisions of paragraph (b) of this subsection 12.1, the Board shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and exercise price or other price of shares on which the outstanding awards granted under the Plan are based as it determines to be necessary or appropriate in order to prevent the enlargement or dilution of rights under the Plan or under awards granted under the Plan.

(b)  The Board shall not take any action under the provisions of paragraph (a) of this subsection 12.1 with respect to any specific award granted under the Plan to the extent it determines that such action would otherwise cause such award to become subject to the requirements of Code Section 409A when such award would not be subject to such requirements in the absence of such adjustment.

12.2  Adjustments To Correct Errors or Omissions. The Board shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

13.  Procedures For Satisfying Payment and Withholding Requirements.

13.1  Board May Develop Payment/Withholding Procedures. The Board may, in its discretion, establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this section 13 as the “payment/withholding requirements”) be paid in full. The Board may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. The Board’s procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan may, in the discretion of the Board, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Board to facilitate and/or administer the exercise, issuance, or payment of any awards granted under the Plan.

13.2  Default Payment/Withholding Procedures. Unless the Board otherwise prescribes in the written agreement by which an award is granted under the Plan, any Outside Director to whom an award under the Plan is granted (or, if applicable, such other person who is exercising the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods:

(a)  by making a payment to CBI of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such payment/withholding requirements;

(b)  by making a payment to CBI in Common Shares which are previously owned by the Outside Director (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;

(c)  by having CBI retain Common Shares which are otherwise being purchased, issued, or paid under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements; and/or

(d)  by having CBI retain an amount of cash that is payable under any other compensation applicable to the Outside Director (or such other person) and equal to the amount of such payment/withholding requirements.

13.3  Right of CBI To Retain Amount To Meet Payment/Withholding Requirements If Requirements Are Not Otherwise Met. If any Outside Director (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this section 13, CBI shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Outside Director or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

14. Amendment or Termination of Plan.

14.1  Right of Board To Amend or Terminate Plan. Subject to the provisions of paragraph (b) of subsection 1.3 hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of an Outside Director with respect to a previously granted Plan award without the Outside Director’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CBI’s shareholders, adopt an amendment to the Plan which shall: (i) increase the total number of Common Shares which may be issued or paid during the existence of the Plan; (ii) change the class of persons eligible to receive awards under the Plan; or (iii) make any other change in the Plan that is required by applicable law to be approved by CBI’s shareholders in order to be effective.

14.2  Rules When Shareholder Approval for Amendment Is Required. If approval of CBI’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 14.1 hereof, then such approval must comply with all applicable provisions of CBI’s corporate charter, bylaws and regulations, and any applicable state law prescribing a method and degree of shareholder approval required for issuance of Common Shares. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.

15. Miscellaneous.

15.1 Section 83(b) Election. An Outside Director may, with respect to any award granted to him or her under the Plan with respect to which an election could be made under Section 83(b) of the Code (generally to include in his or her gross income for Federal income tax purposes in the year the award is transferred to him or her the amounts specified in such Code section), make such election provided that (i) the terms and conditions of such award fail to prohibit the Outside Director making such election and (ii) the Outside Director provides written notice to the Committee of such election within ten days after he or she has filed a written notice of such election with the Internal Revenue Service (as well as meeting all other notice and additional requirements for such election that are required by Section 83(b) of the Code).

15.2 Prohibition on Reduction of Exercise Price. Subject to the provisions of subsection 12.1 hereof but notwithstanding any other provision of the Plan, in no event shall the exercise price applicable to a stock option award granted under the Plan be reduced, directly or indirectly, by an amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by CBI’s shareholders (with such approval meeting the same conditions as are described in subsection 14.2 hereof as to the approval of a Plan amendment).

15.3 No Right To Employment as Director. Nothing contained in the Plan or any stock option granted under the Plan shall confer on any Outside Director any right to be continued as a director of CBI or interfere in any way with the right of CBI to terminate the Outside Director’s service as a director at any time and in the same manner as though the Plan and any stock options granted under the Plan were not in effect.

15.4 No Advance Funding of Plan Benefits. The Plan shall not be funded and CBI shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of CBI to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of CBI.

15.5 No Issuance of Common Shares Unless Securities Laws Permit Issuance. Notwithstanding any other provision of the Plan to the contrary, in no event shall CBI be obligated to issue or deliver any Common Shares under the Plan in connection with an award granted under the Plan unless and until CBI determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed and will not be subject to restrictions not generally applicable to Common Shares. In addition, with respect to any Outside Director who is subject to the requirements of Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable requirements of Rule 16b-3. To the extent any provision of the Plan or an award granted under the Plan or action by the Board fails to so comply, it shall be deemed to be null and void to the extent permitted by law or deemed advisable by the Board.

15.6 Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

15.7 Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2007.

THE BOARD RECOMMENDS VOTING “FOR” EACH NOMINEE IN ITEM 1,

and “FOR” ITEMS 2, 3 and 4

The undersigned hereby appoints Alex Shumate, David B. Sharrock and Daniel J. Meyer, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Shares of Cincinnati Bell Inc. held of record by the undersigned at the close of business on March 5, 2007, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related Proxy Statement has been received. The proxies are directed to vote the shares as follows:

ITEM 1	Authority to vote for the election of three Class II directors whose terms expire in 2010.	FOR ☐ ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHELD ☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW:

Phillip R. Cox	Michael G. Morris	John M. Zrno

ITEM 2	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year 2007.	FOR ☐ AGAINST ☐ ABSTAIN ☐

ITEM 3	The approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan.	FOR ☐ AGAINST ☐ ABSTAIN ☐

ITEM 4	The approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.	FOR ☐ AGAINST ☐ ABSTAIN ☐

(CONTINUED ON REVERSE SIDE)

[LOGO]

CINCINNATI BELL INC.

c/o Computershare Investor Services, LLC

Shareholder Services

7550 Lucerne Drive, Suite 103

Cleveland, Ohio 44130-6503

FOLD AND DETACH HERE

Please vote, date and sign below and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy card and casting your vote at the meeting. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy card will be voted FOR the election of directors, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year 2007, FOR the approval of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, and FOR the approval of the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

Dated , 2007

SIGNATURE

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of authorized officer signing the proxy.